[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CRESTWOOD NIOBRARA LLC

a Delaware Limited Liability Company

Dated as of July 19, 2013

Limited liability company interests in Crestwood Niobrara LLC, a Delaware limited liability company, have not been registered with or qualified by the Securities and Exchange Commission or any securities regulatory authority of any state. The interests are being sold in reliance upon exemptions from such registration or qualification requirements. The interests cannot be sold, transferred, assigned or otherwise disposed of except in compliance with the restrictions on transferability contained in the Amended and Restated Limited Liability Company Agreement of Crestwood Niobrara LLC, as such may be amended or restated from time to time, and applicable federal and state securities laws.

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS
1.01	Certain Definitions	1

1.02	Construction	13

ARTICLE II
ORGANIZATION

2.01	Continuation of the Company	13

2.02	Name	13

2.03	Registered Office; Registered Agent	13

2.04	Principal Office	14

2.05	Purpose; Powers	14

2.06	Fiscal Year; Tax Year	14

2.07	Foreign Qualification Governmental Filings	14

2.08	Term	14

ARTICLE III
MEMBERS; TRANSFERS AND REDEMPTIONS OF INTERESTS

3.01	Members	14

3.02	Restrictions on the Transfer of Interests	15

3.03	Additional Members	16

3.04	Representations and Warranties	16

3.05	Liability to Third Parties	16

3.06	Representations and Warranties Made by Crestwood Member	16

ARTICLE IV
CAPITAL CONTRIBUTIONS; REDEMPTIONS OF PREFERRED UNITS

4.01	Interests	17

4.02	Withdrawal or Return of Capital	20

4.03	Further Contributions	20

4.04	Redemption of Preferred Units	20

-i-

ARTICLE V
DISTRIBUTIONS AND ALLOCATIONS

5.01	Distributions	25

5.02	Allocations	28

ARTICLE VI
MANAGEMENT

6.01	Authority of the Managing Member	31

6.02	Actions Requiring Unanimous Member Consent	31

6.03	Non-Jackalope Midstream Projects	34

6.04	Indemnification; Limitation of Liability	35

6.05	No Recourse Against Nonparty Affiliates	37

ARTICLE VII
RIGHTS OF MEMBERS; CONFIDENTIALITY

7.01	Access to Information	37

7.02	Financial Reports	38

7.03	Audits	38

7.04	Confidentiality	39

7.05	Press Releases	39

ARTICLE VIII
TAXES

8.01	Tax Returns	39

8.02	Tax Elections	40

8.03	Tax Audits	40

ARTICLE IX
BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

9.01	Maintenance of Books and Records	40

9.02	Reports	40

9.03	Bank Accounts	40

ARTICLE X
DISSOLUTION, LIQUIDATION, TERMINATION AND CONVERSION

10.01	Dissolution	41

10.02	Liquidation and Termination	41

10.03	Cancellation of Filing	42

-ii-

ARTICLE XI
GENERAL PROVISIONS

11.01	Notices	43

11.02	Entire Agreement; Supersedure	43

11.03	Effect of Waiver or Consent	43

11.04	Amendment or Modification	43

11.05	Survivability of Terms	44

11.06	Binding Effect	44

11.07	Governing Law; Severability	44

11.08	Consent to Jurisdiction; Waiver of Jury Trial	44

11.09	Further Assurances	44

11.10	Title to Company Property	44

11.11	Counterparts	45

11.12	Electronic Transmissions	45

Exhibit A – Members, Classes, Capital Contributions and Units

Exhibit B – Form of Pre-Distribution Certification

Exhibit C – Sample Calculation of IRR

-iii-

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CRESTWOOD NIOBRARA LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of Crestwood Niobrara LLC, a Delaware limited liability company (the “Company”), is made and entered into by and between Aircraft Services Corporation, a Nevada corporation (“EFS”), and Crestwood Midstream Partners LP, a Delaware limited partnership (“Crestwood”), effective as of July 19, 2013 (the “Effective Date”). Capitalized terms used herein without definition have the meanings set forth in Section 1.01.

ARTICLE I

DEFINITIONS

1.01 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“AAA” means the American Arbitration Association.

“Act” means the Delaware Limited Liability Company Act and any successor statute, each as amended from time to time.

“Adjusted Available Cash” means, with respect to any Fiscal Quarter ending prior to the Liquidation Date, (a) the sum of all cash and cash equivalents on-hand at the end of a Fiscal Quarter, excluding, however, any Special Proceeds, less (b) an amount of cash reserves established by the Managing Member to cover the reasonably anticipated working capital needs of the Company in the then-current Fiscal Quarter, which amount shall not exceed $500,000. Notwithstanding the foregoing, “Adjusted Available Cash” with respect to the Fiscal Quarter in which the Liquidation Date occurs and any subsequent Fiscal Quarter shall equal zero.

“Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Tax Year or other period, after giving effect to the following adjustments:

(a) adding to such Capital Account any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) subtracting from such Capital Account such Member’s share of the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and will be interpreted consistently therewith.

“Adjusted Crestwood Balance” means, in connection with any Post-Election Waterfall Contribution, an amount equal to the sum of (a) the product resulting from the multiplication of (i) the Company FMV determined as of immediately prior to such Post-Election Waterfall Contribution, times (ii) the percentage of any distributions by the Company entitled to be received by the Crestwood Member in accordance with the Adjusted Distribution Ratio in effect immediately prior to such Post-Election Waterfall Contribution, and (b) the amount of such Post-Election Waterfall Contribution funded by the Crestwood Member.

“Adjusted Distribution Ratio” means, with respect to any distributions to be made to the Members on or following the Waterfall Adjustment Date, a ratio of distributions to the EFS Member and the Crestwood Member, respectively, equal to the ratio of (a) the EFS Member’s aggregate capital account balance as of the Waterfall Adjustment Date, calculated in accordance with U.S. GAAP, to (b) the Crestwood Member’s aggregate capital account balance as of the Waterfall Adjustment Date, calculated in accordance with U.S. GAAP, subject to adjustment pursuant to Section 4.01(c)(v).

“Adjusted EFS Balance” means, in connection with any Post-Election Waterfall Contribution, an amount equal to the sum of (a) the product resulting from the multiplication of (i) the Company FMV determined as of immediately prior to such Post-Election Waterfall Contribution, times (ii) the percentage of any distributions by the Company entitled to be received by the EFS Member in accordance with the Adjusted Distribution Ratio in effect immediately prior to such Post-Election Waterfall Contribution, and (b) the amount of such Post-Election Waterfall Contribution, if any, funded by the EFS Member.

“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the first Person. For purposes of this definition, “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by agreement or otherwise.

“Agreed Midstream Project” has the meaning set forth in Section 6.03(b).

“Agreed Midstream Services” means the development and operation of any Agreed Midstream Project.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Available Cash” means, with respect to any Fiscal Quarter ending prior to the Liquidation Date:

(a) the sum of all cash and cash equivalents of the Company on hand at the end of such Fiscal Quarter, excluding, however, any Special Proceeds; less

(b) the amount of any cash reserves established by the Managing Member to (i) provide for the proper conduct of the business of the Company (including reserves for future capital expenditures and for anticipated future credit needs of the Company) subsequent to such Fiscal Quarter or (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject;

provided, however, that disbursements made by the Company or cash reserves established, increased or reduced after the end of such Fiscal Quarter, but on or before the date of determination of Available Cash with respect to such Fiscal Quarter, shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Fiscal Quarter if the Managing Member so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Fiscal Quarter in which the Liquidation Date occurs and any subsequent Fiscal Quarter shall equal zero.

“Big Four Firm” means Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers.

“Book Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the Book Value of any asset contributed by a Member to the Company is the gross fair market value of such asset as jointly determined by the Members at the time of contribution;

(b) the Book Value of all Company assets shall be adjusted to equal their respective gross fair market values, as jointly determined by the Members taking into account the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(h)(2) (and treating, for this purpose, the Waterfall Election as a noncompensatory option), as of the following times: (i) immediately before the acquisition of any interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution to the Company; (ii) immediately before the distribution by the Company to the Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) on a Waterfall Adjustment Date (taking into account such Waterfall Election as a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s)); and (iv) immediately before the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c) the Book Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined jointly by the Members; and

(d) the Book Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent the Managing Member determines that an adjustment pursuant to clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Book Value of a Company asset has been determined or adjusted pursuant to clause (a), (b) or (d) above, such Book Value shall thereafter be adjusted by the depreciation, amortization or other cost recovery deductions taken into account with respect to such asset for purposes of maintaining Capital Accounts.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York City, New York, are authorized or obligated by law to close.

“Capital” means the amount of cash and the fair market value, as jointly determined by the Managing Member and EFS, of any property (net of any liabilities assumed by the Company or which are secured by any property contributed by such Member to the Company) contributed to the Company by the Members pursuant to the terms of this Agreement.

“Capital Account” means the Capital Account maintained for each Member on the Company’s books and records in accordance with the following provisions:

(a) To each Member’s Capital Account there will be added (i) the amount of cash and the fair market value of any other asset contributed by such Member to the Company pursuant to any provision of this Agreement, (ii) such Member’s allocable share of any items of Company income or gain, and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

(b) From each Member’s Capital Account there will be subtracted (i) the amount of cash and the fair market value of any other Company assets distributed to such Member pursuant to any provision of this Agreement, (ii) such Member’s allocable share of any items of Company deduction or loss, and (iii) liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Notwithstanding the foregoing, adjustments to the foregoing may be made in the discretion of the Managing Member, with the consent of the EFS Member, in order to comply with the Treasury Regulations promulgated under Section 704 of the Code and upon the occurrence of a Waterfall Adjustment Date, adjustments shall be made to the Members’ Capital Accounts in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3). In the event any Interest is Transferred (other than by pledge of, or grant of a security interest in, such Interest) in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent it relates to the Interest that is Transferred.

“Capital Call Notice” has the meaning set forth in Section 4.01(c)(i).

“Capital Contribution” means any amount of Capital contributed to the Company by a Member pursuant to the terms of this Agreement. Any reference to the Capital Contributions of a Member will include the Capital Contributions made by a predecessor holder of the Units of such Member.

“Certificate” has the meaning set forth in Section 2.01.

“Change of Control Redemption Notice” has the meaning set forth in Section 4.04(b).

[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“CMLP Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Crestwood, dated as of February 19, 2008, as amended by the First Amendment to Second Amended and Restated Agreement of Limited Partnership of Crestwood, dated as of October 4, 2010, as further amended by the Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Crestwood, dated as of April 1, 2011, and as further amended by the Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Crestwood, dated as of January 8, 2013, as further amended or restated from time to time, including in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger by and among Crestwood and certain of its Affiliates and Inergy, L.P. and certain of its Affiliates, dated as of May 5, 2013.

“CMLP Unit” has the meaning given to the term “Common Unit” in the CMLP Partnership Agreement, provided that such security is listed or admitted to trading on a National Securities Exchange. For all purposes hereunder, references to CMLP Units shall also be deemed to be references to any security into which “Common Units” (or any successor securities) are converted or exchanged (whether as a result of a recapitalization, reclassification, merger or otherwise), provided that any such security is listed or admitted to trading on a National Securities Exchange.

“CMLP Unit Price” means, as of any determination date, an amount equal to (a) [***], times (b) the volume-weighted average trading price of a CMLP Unit for the 20 trading days immediately preceding such determination date.

“CMLP Unit Redemption Notice” has the meaning set forth in Section 4.04(d)(ii)(A).

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Common Unit Price” means $1.00 per Common Unit.

“Common Units” means the Common Units issued to Crestwood as set forth on Exhibit A as of the Effective Date and any other Units issued after the date hereof and designated as Common Units.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company FMV” means the fair market value of 100% of the Interests, as determined in good faith by the EFS Member and the Crestwood Member as of immediately prior to the applicable Post-Election Waterfall Contribution. If the EFS Member and Crestwood Member are unable to agree upon such determination of the Company FMV within 30 days after the date of any Post-Waterfall Election Contribution, the EFS Member and the Crestwood Member will select an independent nationally recognized investment banking firm to determine the Company FMV and the determination of such investment banking firm shall be binding on the Members and the Company.

“Company Minimum Gain” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1) for the phrase “partnership minimum gain.”

“Competitor” means, in connection with any proposed Transfer, any MLP or other Person operating midstream assets related to the gathering, transportation, treatment or processing of crude oil, natural gas or natural gas liquids in a basin in which Crestwood operates as of the date of such proposed Transfer.

“Consideration Election Notice” has the meaning set forth in Section 4.04(b).

“Contracting Parties” has the meaning set forth in Section 6.05.

“Control”, “Controlling” or “Controlled” as to any Entity means (a) the possession, directly or indirectly, through one or more intermediaries, of the right to more than 50% of the distributions therefrom (including liquidating distributions); or (b) the power or authority, through ownership of voting securities, by contract or otherwise, to direct the management, activities or policies of such Entity by contract or otherwise.

“Crestwood” has the meaning set forth in the introductory paragraph hereof.

“Crestwood Additional Capital Contribution” has the meaning set forth in Section 4.01(c)(iii).

“Crestwood Capital Contributions” means the Initial Crestwood Capital Contribution and the Crestwood Additional Capital Contributions, collectively.

“Crestwood Change of Control” means the occurrence of both of the following events: (a) First Reserve Fund XI, L.P. or an Affiliate of First Reserve Fund XI, L.P. has ceased to be the general partner of Crestwood (or the controlling equityholder or general partner of any successor to Crestwood) and (b) Robert Phillips has ceased to be the Chief Executive Officer of Crestwood. It is agreed that the consummation of the recently announced transactions involving Inergy Midstream, L.P. and Inergy, L.P. will not be taken into account for purposes of the satisfaction of the condition set forth in clause (a) above.

“Crestwood Member” means Crestwood or, as applicable, any Permitted Transferee of Crestwood that has become a Member in accordance with this Agreement following the Transfer of all of Crestwood’s Units to such Permitted Transferee.

“Default Contribution” has the meaning set forth in Section 4.01(e).

“Deficiency Contribution” has the meaning set forth in Section 4.01(d).

“Deficiency Event” has the meaning set forth in Section 4.01(d).

“Deficiency Preferred Units” means the Series B Preferred Units and the Series C Preferred Units, collectively.

“Dispute” means any dispute, controversy or claim, of any and every kind or type, whether based on contract, tort, statute, regulations, or otherwise, between the parties hereunder, arising out of, connected with, or relating in any way to the Company or its business or to this Agreement or the obligations of the parties hereunder, including any dispute as to the existence, validity, construction, interpretation, negotiation, performance, non-performance, breach, termination or enforceability of this Agreement.

“Effective Date” has the meaning set forth in the introductory paragraph hereof.

“EFS” has the meaning set forth in the introductory paragraph hereof.

“EFS Additional Capital Contribution” has the meaning set forth in Section 4.01(c)(iii).

“EFS Default” has the meaning set forth in Section 4.01(e).

“EFS Default Period” means the period of time commencing upon the Company’s receipt of a Default Contribution pursuant to Section 4.01(e) and ending upon the redemption in full of all Series C Preferred Units pursuant to Section 4.04(a).

“EFS Member” means EFS or, as applicable, any Permitted Transferee of EFS that has become a Member in accordance with this Agreement following the Transfer of all of EFS’s Units to such Permitted Transferee. For the purpose of calculating the amount of contributions or distributions made with respect to any Unit held at various times by more than one EFS Member, the EFS Member will mean the current EFS Member and all prior EFS Members that previously held such Unit.

“EFS Option Period” means the period of time, as the EFS Member may elect upon written notice to the Crestwood Member, commencing at any time on or after the seventh anniversary of the Effective Date and ending upon the redemption in full by the Company or the acquisition by the Crestwood Member of all of the Series A Preferred Units and any Series B Preferred Units issued prior to such redemption or acquisition; provided, however, that, for the avoidance of doubt, in no event shall (a) the EFS Option Period commence prior to the seventh anniversary of the Effective Date and (b) the EFS Member elect to commence the EFS Option Period after the delivery of a Waterfall Election Notice.

“Entity” means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, unincorporated association, estate or other entity.

“Evaluation Material” has the meaning set forth in Section 6.03(e).

“Fiscal Quarter” means each three-calendar-month period ending on March 31, June 30, September 30 or December 31 of any calendar year.

“Fiscal Year” has the meaning set forth in Section 2.06.

“Indemnified Losses” has the meaning set forth in Section 6.04(c).

“Indemnitee” has the meaning set forth in Section 6.04(c).

“Initial Crestwood Capital Contribution” has the meaning set forth in Section 4.01(b)(ii).

“Initial EFS Capital Contribution” has the meaning set forth in Section 4.01(b)(i).

“Interest” means the limited liability company interest of a Member in the Company at any particular time, as evidenced initially by the Units.

[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“IRR” means the aggregate internal rate of return, calculated on a per-Unit basis, to the EFS Member computed using the “xIRR” function of Microsoft Excel 2007 or any successor function thereto of equal effect (which for the avoidance of doubt, will take into account all distributions and payments made with resepct to such Units). A sample calculation of IRR is attached hereto as Exhibit C.

“Jackalope Interest Purchase Price” has the meaning given to the term “Purchase Price” in the Jackalope Interest PSA.

“Jackalope Interest PSA” means that certain Purchase and Sale Agreement by and between RKI Exploration & Production, LLC, the Company and Crestwood, dated as of June 21, 2013.

“Jackalope LLC” means Jackalope Gas Gathering Services, L.L.C., an Oklahoma limited liability company.

“Jackalope LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Jackalope LLC, dated as of July 19, 2013.

“Jackalope LLC Interest” means any Units (as defined in the Jackalope LLC Agreement) or other equity interest in Jackalope LLC.

“Liquidation Date” means the date that the Company is dissolved and its liquidation commences in accordance with Sections 10.01 and 10.02.

“Liquidation Proceeds” has the meaning set forth in Section 4.04(d)(ii)(B).

“Liquidation Transaction” has the meaning set forth in Section 4.04(d)(ii)(B).

“Managing Member” means the Crestwood Member.

“Material Adverse Change” means any circumstance, change or effect that, individually or taken together with other circumstances, changes or effects, is, or within the immediately following two Fiscal Quarters would be reasonably likely to be, materially adverse to the business, operations, assets, liabilities, properties, financial condition or results of operations of the Company, Jackalope LLC and their respective subsidiaries, taken as a whole.

“Maximum EFS Contribution Obligation” means an amount equal to $150,000,000.

“Maximum Redemption Units” means a number of CMLP Units equal to [***]; provided, however, that, in the event of any unit split, unit distribution, merger, spin-off, combination, exchange or conversion of units or any similar transaction or event affecting the CMLP Units, the number of Maximum Redemption Units shall be increased or reduced accordingly to account for the effect of such transaction or event.

“Member” means any Person executing this Agreement as a Member, but does not include any Person who has ceased to hold any Interest in the Company or a direct or indirect transferee of Units from a Member unless and until admitted as a Member in accordance with the provisions of this Agreement.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i) with respect to “partner minimum gain.”

“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”

“Member Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(i) for the phrase “partner nonrecourse deductions.”

“MLP” has the meaning set forth in the definition of “MLP Transaction.”

“MLP Transaction” means a contribution by the Company or any of its Subsidiaries of all or substantially all of its assets, or a contribution by the Members of all or substantially all of the Interests, to a limited partnership in a master limited partnership structure (“MLP”), or the restructuring of the Company as an MLP, in connection with an underwritten public offering of securities of such MLP, provided that the Members, directly or indirectly, retain ownership of at least 50% of the equity interest and voting securities of the general partner of the MLP immediately following the offering.

“National Securities Exchange” means an exchange registered with the United States Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, or any successor statute.

“Net Crestwood Investment” means, as of the time of determination, the aggregate amount of all Crestwood Capital Contributions, less the aggregate amount of Available Cash distributed to the Crestwood Member in respect of its Common Units pursuant to Section 5.01(b) prior to the time of determination.

“Non-Jackalope Midstream Project” means, except with respect to any project being pursued by Jackalope LLC or is being funded as a Required Jackalope Contribution, any commercial proposal, prospect, solicitation, deal, transaction or opportunity relating to midstream services (either within or outside of Converse County, Wyoming) in connection with the production of crude oil or natural gas or natural gas liquids within Converse County, Wyoming.

“Nonparty Affiliates” has the meaning set forth in Section 6.05.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“PCD Cap” means, with respect to any Fiscal Quarter, an amount equal to:

(a) 2.5% times the Net Crestwood Investment calculated as of the first day of such Fiscal Quarter, plus

(b) an amount equal to (i) the aggregate amount of distributions of Available Cash permitted to have been made to the Crestwood Member in respect of its Common Units pursuant to Section 5.01(b) in respect of all Fiscal Quarters ending prior to the Fiscal Quarter with respect to which the PCD Cap is being calculated, less (ii) the aggregate amount of Available Cash actually distributed to the Crestwood Member in respect of its Common Units pursuant to Section 5.01(b) in respect of all Fiscal Quarters ending prior to the Fiscal Quarter with respect to which the PCD Cap is being calculated.

For the avoidance of doubt, in no event will the PCD Cap be less than $0.00.

“Permitted Affiliate” has the meaning set forth in Section 7.04.

“Permitted Transferee” means (a) with respect to a Member, any wholly owned Subsidiary of such Member or any Entity that Controls or is under common Control with such Member; (b) with respect to the EFS Member, any proposed transferee consented to in writing by the Crestwood Member; provided, however, that from and after the time that the EFS Member has made aggregate Capital Contributions equal to the Maximum EFS Contribution Obligation, the Crestwood Member shall not unreasonably withhold consent to any proposed Transfer of Preferred Units by the EFS Member (it being acknowledged and agreed by the EFS Member that, among other reasons and not by way of limitation, the Crestwood Member may withhold consent with respect to any Transfer to a Competitor or to any such proposed transferee that holds any debt or equity interest in a Competitor and as a result of such holdings controls such Competitor); or (c) with respect to the Crestwood Member, any proposed transferee consented to in writing by the EFS Member.

“Person” means any individual or Entity.

“Post-EFS Maximum Contribution” has the meaning set forth in Section 4.01(c)(iii).

“Post-Waterfall Election Contribution” has the meaning set forth in Section 4.01(c)(v).

“Preferred Units” means the Series A Preferred Units, the Series B Preferred Units, and the Series C Preferred Units, collectively.

“Project Request” has the meaning set forth in Section 6.03(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement entered into by and between Crestwood and EFS as of the date hereof.

“Required Jackalope Contribution” means any Subsequent Capital Contribution or Additional Capital Contribution (each as defined in the Jackalope LLC Agreement).

[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Required Non-Jackalope Contribution” means the amount, as determined by the Managing Member, required to fund an Agreed Midstream Project for the next succeeding calendar month based on the budget for such Agreed Midstream Project set forth in the applicable Project Request originally approved by EFS, as such budget may be amended by the Members in accordance with Section 6.02(a)(xix), after taking into account estimated revenues and expenditures through such next succeeding calendar month and the amount of cash reserves permitted to be maintained in accordance with the definition of “Available Cash.”

“Right to Compete” has the meaning set forth in Section 6.03(d)

“RKI” means RKI Exploration & Production, LLC, a Delaware limited liability company.

“Sale Option Notice” has the meaning set forth in Section 4.04(d)(ii)(B).

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Coupon Amount” means (a) with respect to a Fiscal Quarter ending prior to the fifth anniversary of the Effective Date, an amount equal to (i) the aggregate number of Series A Preferred Units outstanding as of the end of such Fiscal Quarter, times (ii) [***], and (b) with respect to a Fiscal Quarter ending on or after the fifth anniversary of the Effective Date, an amount equal to (i) the aggregate number of Series A Preferred Units outstanding as of the end of such Fiscal Quarter, times (ii) [***].

“Series A Distribution Payment Date” has the meaning set forth in Section 5.01(a).

“Series A PIK Distribution” has the meaning set forth in Section 5.01(a).

“Series A Quarterly Distribution” has the meaning set forth in Section 5.01(a).

“Series A Preferred Units” means the Series A Preferred Units issued to EFS as set forth on Exhibit A as of the Effective Date and any other Units issued after the date hereof and designated as Series A Preferred Units.

“Series A Unit Price” means $1.00 per Series A Preferred Unit.

“Series B Preferred Units” means any Units issued after the date hereof and designated as Series B Preferred Units.

“Series B Unit Price” means $1.00 per Series B Preferred Unit.

“Series C Preferred Units” means any Units issued after the date hereof and designated as Series C Preferred Units.

“Series C Unit Price” means $1.00 per Series C Preferred Unit.

“Special Proceeds” means any proceeds from asset sales, debt financings or equity issuances received by the Company directly or indirectly through distributions from Jackalope LLC or any Agreed Midstream Project.

“Subsidiary” means, with respect to any specified Entity, any corporation, association, partnership or other business entity (a) which is Controlled by such Entity and (b) the outstanding equity securities entitled to more than 50% of the distributions therefrom are held, directly or indirectly, by such Entity; provided, however, that neither Jackalope LLC nor any Subsidiary of Jackalope LLC will be deemed a Subsidiary of the Company.

“Surviving Provisions” has the meaning set forth in Section 4.04(f).

“Tax Year” has the meaning set forth in Section 2.06.

“Transfer”, “Transferred” or “Transferring” means with respect to a Person, a direct or indirect disposition, sale, assignment, transfer, gift, surrender for cancellation, exchange or pledge, or the direct or indirect grant or transfer of any economic interest, security interest, voting power or other encumbrance, or any other direct or indirect transfer of beneficial interest, whether voluntary or involuntary, by operation of law or judicial decree and including the direct or indirect disposition, sale, assignment, transfer, gift, surrender for cancellation, exchange or pledge, or the direct or indirect grant or transfer of any economic interest, security interest, voting interest or other encumbrance or any other direct or indirect transfer of beneficial interest in such Person by a Controlling Person, including in each such case (a) as part of any liquidation of assets, (b) in connection with any merger, consolidation, exchange, recapitalization, reorganization, conversion, cancellation, redemption or repurchase transaction whether by plan, contract or right contained in a security, (c) in connection with a change of Control or (d) as a part of any reorganization pursuant to federal or state bankruptcy laws or similar debtor relief laws.

“Treasury Regulations” means temporary and final Treasury Regulations promulgated under the Code, as amended from time to time.

“Units” means the Interests of the Company and includes the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units, the Common Units and any other class or series of units or other equity securities of the Company issued after the date hereof.

“U.S. GAAP” has the meaning set forth in Section 7.02(a).

“Waterfall Adjustment Date” has the meaning set forth in Section 4.04(e).

“Waterfall Election” has the meaning set forth in Section 4.04(e).

“Waterfall Election Notice” has the meaning set forth in Section 4.04(e)

“Waterfall Election Period” means the period of time commencing on the seventh anniversary of the Effective Date and ending on the ninth anniversary of the Effective Date; provided, however, that, for the avoidance of doubt, the Waterfall Election Period shall expire, and any rights by the EFS Member to make a Waterfall Election shall terminate, upon the EFS Member’s election to commence the EFS Option Period.

1.02 Construction.

(a) Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). The words “includes” or “including” shall mean “including, without limitation,”. All references to Articles and Sections refer to articles and sections of this Agreement unless otherwise specified, and all references to Exhibits are to exhibits attached hereto, each of which is made a part hereof for all purposes. For the purposes of the definitions of “Adjusted Capital Account,” “Capital Account,” “IRR,” “MLP Transaction,” and Article V, references to “Member” shall also refer to transferees of such Members who acquire Units in accordance with the terms of this Agreement, without intending to confer on such transferees any rights or benefits of Members. All accounting terms used herein and not otherwise defined herein will have the meanings accorded them in accordance with U.S. GAAP and, except as expressly provided herein, all accounting determinations will be made in accordance with such accounting principles in effect from time to time.

(b) Each Member acknowledges that it and its attorneys and advisers have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

2.01 Continuation of the Company. The Company was organized as a Delaware limited liability company by the filing of the Certificate of Formation of the Company (the “Certificate”) in the office of the Secretary of State pursuant to the Act on June 4, 2013. This Agreement amends and restates in its entirety the Limited Liability Company Agreement of the Company, dated as of June 4, 2013. The Members desire to continue the Company for the purposes and upon the terms and conditions hereinafter set forth. Except as provided herein, the rights, duties and liabilities of each Member shall be as provided in the Act.

2.02 Name. The name of the Company is Crestwood Niobrara LLC. Company business will be conducted in such name or such other names that comply with applicable law as the Managing Member may select from time to time.

2.03 Registered Office; Registered Agent. The registered office of the Company in the State of Delaware will be the initial registered office designated in the Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware will be the initial registered agent designated in the Certificate, or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by law.

2.04 Principal Office. The principal office of the Company will initially be at 700 Louisiana, Suite 2060, Houston, TX 77002, (Facsimile – (832) 519-2250) or such other location as the Managing Member may designate from time to time, which need not be in the State of Delaware. The Company may have such other offices as the Managing Member may determine appropriate.

2.05 Purpose; Powers. The Company is organized for the purpose of (a) owning and acting with respect to the Jackalope LLC Interests, (b) performing the Agreed Midstream Services and (c) engaging in any other lawful act or activity for which limited liability companies may be formed under the Act to the extent that the Crestwood Member and the EFS Member have consented in writing to the Company’s engaging in such act or activity. The Company will have all powers permitted to be exercised by a limited liability company organized in the State of Delaware.

2.06 Fiscal Year; Tax Year. The fiscal year of the Company (the “Fiscal Year”) for financial statement purposes will end on December 31st unless otherwise jointly determined by the Crestwood Member and the EFS Member. The tax year of the Company (the “Tax Year”) for any applicable income or franchise tax purposes will end on December 31st unless otherwise required under applicable law.

2.07 Foreign Qualification Governmental Filings. Prior to the Company’s conducting business in any jurisdiction other than the State of Delaware, the Managing Member will cause the Company to comply, to the extent procedures are available, with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. The Managing Member is authorized, on behalf of the Company, to execute, acknowledge, swear to and deliver all certificates and other instruments as may be necessary or appropriate in connection with such qualifications. Further, each Member will execute, acknowledge, swear to and deliver all certificates and other instruments that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of, the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.08 Term. The Company commenced on the date the Certificate was filed with the Secretary of State of the State of Delaware and will continue in existence until terminated pursuant to this Agreement.

ARTICLE III

MEMBERS; TRANSFERS AND REDEMPTIONS OF INTERESTS

3.01 Members. As of the Effective Date, Crestwood and EFS are the sole Members of the Company. The names, addresses, initial Capital Contributions and number and class of Units of the Members are set forth on Exhibit A attached hereto and incorporated herein. The Managing Member is hereby authorized and directed to complete or amend Exhibit A to reflect the admission of additional Members, the withdrawal of a Member, the change of address of a Member, the Capital Contribution of a Member, the failure of a Member to make a required

Capital Contribution, the number and classes of Units of a Member and other information called for by Exhibit A. As set forth in Section 6.01, Members shall not have any right to act on behalf of or with respect to the Company except to the extent expressly authorized to do so by the provisions hereof. Any Person admitted to the Company as a Member following the Transfer of Units from a Member shall succeed to all of the rights, duties and obligations of its transferor with respect to such Units under this Agreement.

3.02 Restrictions on the Transfer of Interests.

(a) General. Except as set forth in Section 3.02(c) or in connection with a redemption of Preferred Units effected pursuant to Section 4.04, 5.01 or 10.02, no Member may Transfer or cause to be Transferred any Units without the prior written approval of the other Members. The Company and the Members agree and acknowledge that any Transfer of Units by any Member is subject to the restrictions on Transfer set forth in this Article III. Any attempted Transfer of any Units by a Member other than in accordance with this Section 3.02 or in connection with a redemption of Preferred Units effected pursuant to Section 4.04, 5.01 or 10.02 is void and will not be recognized by the Company.

(b) Conditions to Transfer. Notwithstanding any other provision of this Agreement, no Transfer may be effected by any Person unless: (i) such Transfer would not violate the restrictions on the indirect transfers of Jackalope LLC Interests set forth in Article IV of the Jackalope LLC Agreement, (ii) such Transfer is in compliance with the Securities Act and all applicable state securities laws, and, except in connection with a redemption of Preferred Units effected pursuant to Section 4.04, 5.01 or 10.02, if requested by any Member, such Transferring Member has delivered to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Managing Member, to the effect that such Transfer is either exempt from the requirements of the Securities Act and the applicable securities laws of any state or that such registration requirements have been complied with, and (iii) such Transfer would not cause the Company to be required to register as an “Investment Company” under the Investment Company Act of 1940, as amended, or to be treated as an association taxable as a corporation. If any Person acquires Units from a Member in a Transfer, notwithstanding such Person’s failure to execute an adoption agreement in a form reasonably satisfactory to the Managing Member (whether such Transfer resulted by operation of law or otherwise), such Person and such Units shall be subject to this Agreement in the same manner as the Member holding such Units immediately prior to such Transfer. The Managing Member will determine in its reasonable discretion whether the foregoing conditions have been satisfied and may, in its reasonable discretion, determine to waive any such conditions to the extent permitted by applicable law. Any attempted Transfer by a Person of any Units other than in accordance with this Section 3.02 is void and will not be recognized by the Company.

(c) Permitted Transfers.

(i) Each Member will be permitted to Transfer all or any portion of its Units to a Permitted Transferee of such Member.

(ii) Notwithstanding the foregoing provisions of this Section 3.02, nothing herein shall prohibit the Transfer of (A) any CMLP Units or (B) any equity interest in EFS or in any direct or indirect parent of EFS; provided, however, that with respect to clause (B), the value of the Preferred Units represents less than 25% of the overall value of (I) EFS, in the case of any direct Transfer of any equity interest in EFS, or (II) such direct or indirect parent of EFS, in the case of any direct Transfer of any equity interest in any direct or indirect parent of EFS.

3.03 Additional Members. In connection with any Transfer or issuance of Interests permitted hereunder, additional Persons may be admitted to the Company as Members and Units may be created and issued to such Persons as determined by the Managing Member on such terms and conditions as the Managing Member may determine at the time of admission which may include making a Capital Contribution, subject, solely to extent applicable pursuant to Section 6.02(a)(iv) or (ix), to the approval by EFS. As a condition to being admitted as a Member of the Company, any Person must agree to be bound by the terms of this Agreement by executing and delivering a counterpart signature page to this Agreement, and must make the representations and warranties set forth in Section 3.04 to the extent applicable as of the date of such Person’s admission to the Company.

3.04 Representations and Warranties. Each Member hereby represents and warrants to the Company that:

(a) such Member has full power and authority to enter into this Agreement and to perform its obligations hereunder;

(b) the execution, delivery and performance of this Agreement do not conflict with any other agreement or arrangement to which such Member is a party or by which it is or its assets are bound; and

(c) such Member is and will be acquiring its Interest in the Company for investment purposes only for its own account and not with a view to the distribution, reoffer, resale, or other disposition not in compliance with the Securities Act and applicable state securities laws.

3.05 Liability to Third Parties. No Member will have any personal liability for any obligations or liabilities of the Company, whether such liabilities arise in contract, tort or otherwise, except to the extent that any such liabilities or obligations are expressly assumed in writing by such Member.

3.06 Representations and Warranties Made by Crestwood Member. The Crestwood Member hereby represents and warrants that the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and that, except in connection with its formation and organization, as well as in connection with the negotiation and execution of this Agreement and the transactions contemplated by the Jackalope Interest PSA, the Company has not engaged in any business activities, acquired any assets or incurred any liabilities since its formation on June 4, 2013 under the Act.

ARTICLE IV

CAPITAL CONTRIBUTIONS; REDEMPTIONS OF PREFERRED UNITS

4.01 Interests.

(a) General. Each Member’s Interest in the Company will be represented by its Capital Account and by Units issued by the Company to such Member. The initial classes of authorized Units are the Series A Preferred Units, the Series B Preferred Units and the Common Units. Except as expressly set forth herein, the Units have no voting rights and do not confer the right to vote on matters related to the Company or otherwise. The obligations of each Member hereunder shall be several and not joint, and no Member shall be obligated to make any of the Capital Contributions of another Member.

(b) Initial Capital Contributions.

(i) On the Effective Date, EFS will contribute to the Company $80,657,872 by wire transfer of immediately available funds to the bank account of the Company designated in writing by the Company or, if directed by the Company and, in such case, for the benefit of the Company, to such bank account as has been designated for the payment of the Jackalope Interest Purchase Price pursuant to Section 2.2(b) of the Jackalope Interest PSA (the “Initial EFS Capital Contribution”), and EFS will receive solely in exchange therefor the number of Series A Preferred Units set forth opposite EFS’ name on Exhibit A. To the extent that the Initial EFS Capital Contribution is made directly to the Company, the Company shall immediately use 100% of such funds to pay the Jackalope Interest Purchase Price in accordance with the Jackalope Interest PSA or as otherwise consented to in writing by the EFS Member.

(ii) On the Effective Date, Crestwood will contribute to the Company $26,885,957 by wire transfer of immediately available funds to the bank account of the Company designated in writing by the Company or, if directed by the Company and, in such case, for the benefit of the Company, to such bank account as has been designated for the payment of the Jackalope Interest Purchase Price pursuant to Section 2.2(b) of the Jackalope Interest PSA (the “Initial Crestwood Capital Contribution”), and Crestwood will receive solely in exchange therefor the number of Common Units set forth opposite Crestwood’s name on Exhibit A. To the extent that the Initial Crestwood Capital Contribution is made directly to the Company, the Company shall immediately use 100% of such funds to pay the Jackalope Interest Purchase Price in accordance with the Jackalope Interest PSA or as otherwise consented to in writing by the EFS Member.

(iii) Each Member’s Capital Account balance immediately after the transactions described in the foregoing clauses (i) and (ii) is set forth opposite such Member’s name on Exhibit A.

(c) Additional Capital Contributions by Members.

(i) Following the Effective Date, upon the Company’s receipt of any notice pursuant to the Jackalope LLC Agreement specifying that the Company is required to make a Required Jackalope Contribution, the Company will, within one Business Day following the Company’s receipt of such notice, forward such notice to the Crestwood Member and the EFS Member and specify in writing (such communication, the “Capital Call Notice”) (x) the amount of such Required Jackalope Contribution required to be funded by each of the Crestwood Member and the EFS Member through contributions to the Company, as determined in accordance with Section 4.01(c)(iii), and (y) the date on which such contributions are due to the Company (which date will not be less than four Business Days after the date of the Company’s delivery of the Capital Call Notice).

(ii) Following the Company’s commencement of any Agreed Midstream Services, at least five Business Days prior to the first day of each calendar month, the Managing Member shall deliver to the Crestwood Member and the EFS Member a written notice setting forth the aggregate amount of Required Non-Jackalope Contributions required to be funded by each of the Crestwood Member and the EFS Member, as determined in accordance with Section 4.01(c)(iii), for the applicable calendar month, which contributions shall be made by each of the Crestwood Member and the EFS Member on or before the first day of such calendar month.

(iii) The EFS Member will be required to fund 75% of all Required Jackalope Contributions and Required Non-Jackalope Contributions (each such required contribution, an “EFS Additional Capital Contribution”) and the Crestwood Member will be required to fund 25% of all Required Jackalope Contributions and Required Non-Jackalope Contributions (each such required contribution, a “Crestwood Additional Capital Contribution”); provided, however, that the Crestwood Member will be required to fund 100% of any Required Jackalope Contribution and Required Non-Jackalope Contribution, and the EFS Member will have no further obligation to make any further Capital Contributions to the Company, once the EFS Member has made aggregate Capital Contributions to the Company, including the Initial EFS Capital Contribution, all EFS Additional Capital Contributions and any Deficiency Contributions, at least equal to the Maximum EFS Contribution Obligation (each such Capital Contribution, a “Post-EFS Maximum Contribution”); provided further, however, that from and after the Waterfall Adjustment Date, in connection with any Post-Election Waterfall Contribution that is a Post-EFS Maximum Contribution, the EFS Member shall have the option, but not the obligation, to fund up to a pro rata portion of the total Post-Election Waterfall Contribution, which pro rata portion shall be based on the Adjusted Distribution Ratio in effect immediately prior to such Post-Election Waterfall Contribution. For the avoidance of doubt, the Maximum EFS Contribution Obligation shall not be reduced by any Series A PIK Distribution. Immediately upon receipt of any EFS Additional Capital Contribution by the Company, the Company shall issue to the EFS Member a number of Series A Preferred Units equal to the amount of such EFS Additional Capital Contribution divided by the Series A Unit Price. Immediately upon receipt of any Crestwood Additional Capital Contribution by the Company, the Company shall issue to the Crestwood Member a number of Common Units equal to the amount of such Crestwood Additional Capital Contribution divided by the Common Unit Price.

(iv) Any Capital Contributions received by the Company in respect of Required Jackalope Contributions will be transferred directly to Jackalope LLC in order to satisfy the amount of the underlying Required Jackalope Contribution.

(v) In connection with any Required Jackalope Contribution or Required Non-Jackalope Contribution required to be funded on or after the Waterfall Adjustment Date, the Managing Member shall fund the amount of such Required Jackalope Contribution or Required Non-Jackalope Contribution (A) out of the operating cash flows of the Company (which such amounts, if any, for the avoidance of doubt, are reserves under Available Cash) and/or (B) by drawing on a credit facility approved in accordance with Section 6.02(a)(xvi), except to the extent that the Managing Member has determined that it is commercially reasonable to fund all or a portion of such Required Jackalope Contribution or Required Non-Jackalope Contribution with Capital Contributions (any such Capital Contribution, a “Post-Election Waterfall Contribution”). To the extent that the Managing Member has determined to fund any such Required Jackalope Contribution or Required Non-Jackalope Contribution with a Post-Waterfall Election Contribution, the amount of such Post-Waterfall Election Contribution, if any, required to be made by the Crestwood Member and the EFS Member shall be determined in accordance with Section 4.01(c)(iii). Upon the Company’s receipt of any such Post-Waterfall Election Contribution, the Adjusted Distribution Ratio in effect as of the making of such Post-Waterfall Election Contributions shall be automatically adjusted as of such date to equal the ratio of (A) the Adjusted EFS Balance to (B) the Adjusted Crestwood Balance.

(vi) Except as set forth in Section 3.03, Section 4.01(c), Section 4.01(d) or Section 4.01(e), no Member or other Person will be permitted to make additional Capital Contributions to the Company without the approval of the Managing Member and the EFS Member.

(d) Failure of the Crestwood Member to Make a Crestwood Additional Capital Contribution. If the Crestwood Member fails to fund 100% of any Crestwood Additional Capital Contribution when due and fails to cure such default within three Business Days after such due date (any such failure, a “Deficiency Event”), then the Company shall promptly, but in no event later than three Business Days after the due date for such Crestwood Additional Capital Contribution, provide written notice of such failure to the EFS Member, and the EFS Member shall have the option, in its sole discretion and as its sole and exclusive remedy hereunder, to fund the amount of such deficiency, including any interest payable to Jackalope LLC pursuant to Section 3.1(d) of the Jackalope LLC Agreement as a result of such deficiency (any such amount funded by the EFS Member, a “Deficiency Contribution”). Immediately upon receipt of any Deficiency Contribution by the Company, the Company shall issue to the EFS Member a number of Series B Preferred Units equal to the amount of such Deficiency Contribution divided by the Series B Unit Price. A Deficiency Event shall not relieve the Crestwood Member of its obligation to make any Crestwood Additional Capital Contributions subsequent thereto.

(e) Failure of EFS Member to Make an EFS Additional Capital Contribution. If the EFS Member fails to fund 100% of any EFS Additional Capital Contribution when due and fails to cure such default within three (3) Business Days after such due date (any such failure, an “EFS Default”), then the Company shall promptly, but in no event later than three Business Days after the due date for such EFS Additional Capital Contribution, provide written notice of such failure to the Crestwood Member, and the Crestwood Member shall have the option, in its sole discretion and as its sole and exclusive remedy hereunder, to fund the amount of such deficiency,

[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

including any interest due and payable to Jackalope LLC pursuant to Section 3.1(d) of the Jackalope LLC Agreement as a result of such deficiency (any such amount funded by the Crestwood Member, a “Default Contribution”). Immediately upon receipt of any Default Contribution by the Company, the Company shall issue to the Crestwood Member a number of Series C Preferred Units equal to the amount of such Default Contribution divided by the Series C Unit Price. An EFS Default shall not relieve the EFS Member of its obligation to make any EFS Additional Capital Contributions subsequent thereto.

4.02 Withdrawal or Return of Capital. Except as provided in this Agreement, including Sections 4.04 and 5.01, no Member is entitled to the return of or has the right to withdraw any part of its Capital Contribution from the Company prior to its liquidation and termination pursuant to Article X hereof. No Member is entitled to be paid interest in respect of either its Capital Account or its Capital Contributions. Any unrepaid Capital Contribution is not a liability of the Company or of the other Members. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any other Member’s Capital Contributions.

4.03 Further Contributions. Except as otherwise specifically provided in this Agreement, no further Capital Contributions will be required from any Member without such Member’s prior written consent, and no Member shall have any obligation to restore any deficit balance in such Member’s Capital Account.

4.04 Redemption of Preferred Units.

(a) Deficiency Preferred Units. Following the issuance of any Deficiency Preferred Units and until the earlier of (i) the date that such Deficiency Preferred Units have been redeemed in full in accordance with this Agreement and (ii) the Waterfall Adjustment Date, 100% of all Adjusted Available Cash on hand and thereafter received by the Company shall immediately be paid over to the EFS Member and the Crestwood Member, pro rata in accordance with their respective holdings of Deficiency Preferred Units, to redeem all outstanding Deficiency Preferred Units; provided that (i) a Series B Preferred Unit will be redeemed pursuant to the foregoing clause upon the EFS Member’s receipt of cash in respect of such Series B Preferred Unit in the amount required to provide the EFS Member an IRR equal to [***] with respect to such Series B Preferred Unit and (ii) a Series C Preferred Unit will be redeemed pursuant to the foregoing clause upon the Crestwood Member’s receipt of cash in respect of such Series C Preferred Unit in the amount required to provide the Crestwood Member an IRR equal to [***] with respect to such Series C Preferred Unit. Without limiting the generality of the foregoing, subject to Section 4.04(c), the right of the EFS Member and the Crestwood Member to have any Deficiency Preferred Units redeemed pursuant to this Section 4.04(a) will be senior in right of payment to all distributions to Members or redemptions of Units by the Company.

(b) Crestwood Change of Control. Upon the occurrence of a Crestwood Change of Control prior to the Waterfall Adjustment Date, if any, the EFS Member may elect by written notice to the Crestwood Member (the “Change of Control Redemption Notice”) to require the Company to redeem from the EFS Member all then-outstanding Series A Preferred Units and Series B Preferred Units. Within five Business Days following delivery of the Change

[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of Control Redemption Notice, the Crestwood Member shall deliver written notice to the EFS Member (the “Consideration Election Notice”) indicating whether (i) the Company has elected to redeem the then-outstanding Series A Preferred Units and Series B Preferred Units for cash, (ii) in lieu of such redemption, the Crestwood Member will acquire from the EFS Member the then-outstanding Series A Preferred Units and Series B Preferred Units through the issuance to the EFS Member or its designee as consideration a number of CMLP Units, valued at the CMLP Unit Price, or (iii) effecting a combination of the actions described in clauses (i) and (ii) above, in any case, in an amount per Series A Preferred Unit equal to [***] of the Series A Unit Price and an amount per Series B Preferred Unit equal to [***] of the Series B Unit Price; provided, however, that (A) the number of CMLP Units issued pursuant to this Section 4.04(b) shall not exceed the Maximum Redemption Units (it being acknowledged and agreed that the issuance of the Maximum Redemption Units, if applicable, shall redeem in full all of the then-outstanding Series A Preferred Units and Series B Preferred Units and no further cash or other consideration shall be required to be paid in connection therewith) and (B) the Crestwood Member shall comply with its obligations under the Registration Rights Agreement with respect to such CMLP Units so issued. The closing of any redemption or acquisition pursuant to this Section 4.04(b) shall occur no later than the tenth Business Day following the delivery of the Change of Control Redemption Notice; provided, however, that in the event that the Crestwood Member fails to deliver a Consideration Election Notice prior to the fifth Business Day following the delivery of the Change of Control Redemption Notice, the Company shall be deemed to have elected to redeem the then-outstanding Series A Preferred Units and Series B Preferred Units pursuant to this Section 4.04(b) in cash and the closing for such redemption shall occur no later than the tenth Business Day following the delivery of the Change of Control Redemption Notice.

(c) Crestwood Options.

(i) At any time prior to the fourth anniversary of the Effective Date, the Crestwood Member may cause the Company to redeem some or all of the then-outstanding Series A Preferred Units for an amount in cash per Series A Preferred Unit equal to (A) the product resulting from the multiplication of [***], times the Series A Unit Price, less (B) an amount equal to the aggregate Series A Quarterly Distributions paid by the Company prior to such redemption multiplied by a fraction, the numerator of which is number of Series A Preferred Units being redeemed and the denominator of which is the total number of Series A Preferred Units outstanding immediately prior to such redemption; provided, however, that no redemption of fewer than all of the then-outstanding Series A Preferred Units may be effected pursuant to this Section 4.04(c)(i) unless the aggregate value of the cash paid to the EFS Member in such redemption pursuant to this Section 4.04(c)(i) equals or exceeds $30,000,000.

(ii) At any time on or after the fourth anniversary of the Effective Date but prior the commencement of the EFS Option Period or the Waterfall Adjustment Date, the Crestwood Member may (A) cause the Company to redeem some or all of the then-outstanding Series A Preferred Units and Series B Preferred Units in exchange for the Company’s paying the EFS Member cash, (B) acquire some or all of the then-outstanding Series A Preferred Units and Series B Preferred Units by the issuance to the EFS Member or its designee as consideration a number of CMLP Units, valued at the CMLP Unit Price, or (C) effect a combination of the actions described in clauses (A) and (B) above,

[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in any case, as required provide to the EFS Member an IRR equal to (x) [***] on each Series A Preferred Unit so redeemed or acquired prior to the seventh anniversary of the Effective Date, (y) [***] on each Series A Preferred Unit so redeemed or acquired on or after the seventh anniversary of the Effective Date and (z) [***] on each Series B Preferred Unit so redeemed or acquired; provided, however, that no redemption or acquisition of fewer than all of the then-outstanding Series A Preferred Units and Series B Preferred Units may be effected pursuant to this Section 4.04(c)(ii) unless the aggregate value of the cash paid to the EFS Member or the CMLP Units issued to the EFS member in such redemption or acquisition pursuant to this Section 4.04(c)(ii) equals or exceeds $30,000,000; and provided further, however, that any CMLP Units issued to the EFS Member shall be freely tradable by the EFS Member under the Securities Act, whether through an exemption from the registration requirements or pursuant to an effective registration statement, when issued to such EFS Member and at all times thereafter prior to the disposition of such CMLP Units by the EFS Member.

(d) EFS Option Period.

(i) To the extent that any Series A Preferred Units remain outstanding as of the commencement of the EFS Option Period, from the commencement of the EFS Option Period until the expiration thereof, subject to Section 4.04(a) in respect of the redemption of Series B Preferred Units, 100% of all Adjusted Available Cash on hand and thereafter received by the Company will immediately be paid over to the EFS Member to redeem all outstanding Series A Preferred Units; provided that a Series A Preferred Unit will be redeemed pursuant to the foregoing clause upon the EFS Member’s receipt of cash in respect of such Series A Preferred Unit in the amount required to provide the EFS Member an IRR equal to [***] with respect to such Series A Preferred Unit. Without limiting the generality of the foregoing, the right of the EFS Member to have the Series A Preferred Units redeemed pursuant to this Section 4.04(d) will be senior in right of payment to all distributions to Members or redemptions of Units by the Company, other than in respect of the redemption of Series B Preferred Units pursuant to Section 4.04(a).

(ii) To the extent that any Series A Preferred Units or Series B Preferred Units remain outstanding as of the commencement of the EFS Option Period, from the commencement of the EFS Option Period until the expiration thereof:

(A) the EFS Member may elect by written notice to the Crestwood Member (the “CMLP Unit Redemption Notice”) to require the Crestwood Member to acquire, on or before the tenth Business Day following the EFS Member’s delivery of the CMLP Unit Redemption Notice, all of the then-outstanding Series A Preferred Units and Series B Preferred Units in exchange for the issuance to the EFS Member or its designee as consideration the number of CMLP Units, valued at the CMLP Unit Price, required to provide to the EFS Member an IRR equal to (1) [***] on each Series A Preferred Unit so purchased, and (2) [***] on each Series B Preferred Unit so acquired; provided, however, that (x) in no event shall the number of CMLP Units issued pursuant to this Section 4.04(d)(ii)(A) exceed the Maximum Redemption Units (it being

[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

acknowledged and agreed that the issuance of the Maximum Redemption Units pursuant to this Section 4.04(d)(ii)(A), if applicable, shall redeem in full all of the then-outstanding Series A Preferred Units and Series B Preferred Units) and (y) the Crestwood Member shall comply with its obligations under the Registration Rights Agreement with respect to such CMLP Units so issued; and

(B) the EFS Member may elect by written notice to the Managing Member (such notice, a “Sale Option Notice”) to require the Company, at the direction of the EFS Member, to promptly, but in no event later than ten days following the delivery of a Sale Option Notice pursuant to this Section 4.04(d)(ii)(B), commence a process to effect a sale of all of the assets of the Company, including the Jackalope LLC Interest (a “Liquidation Transaction”), which such Liquidation Transaction will generate proceeds to the Company (the “Liquidation Proceeds”); provided, however, that, the Crestwood Member may, at any time prior to the consummation of any such Liquidation Transaction, exercise its rights arising under Section 4.04(d)(iii). At any time following the delivery of a Sale Option Notice pursuant to this Section 4.04(d)(ii)(B), the EFS Member shall have the option to cause the Company to engage a nationally recognized investment bank to undertake a process to effect a Liquidation Transaction, which process will be controlled by the EFS Member after reasonable consultation with the Crestwood Member, and the Crestwood Member and the Company hereby agree to take all actions and grant all approvals reasonably requested by the EFS Member in connection with any such process. Upon receipt of the Liquidation Proceeds, the Company shall promptly, but in any event not more than five Business Days following such receipt, use such Liquidation Proceeds to redeem from the EFS Member for cash all then-outstanding Series A Preferred Units and Series B Preferred Units at prices per Series A Preferred Unit and Series B Preferred Unit required to provide the EFS Member an IRR equal to [***] on each such Series A Preferred Unit and Series B Preferred Unit so redeemed. All of the remaining Liquidation Proceeds, if any, after the redemption of all then-outstanding Series A Preferred Units and Series B Preferred Units, shall be distributed to the Crestwood Member in respect of the Common Units and thereafter the Company will be terminated pursuant to Section 10.03.

(iii) To the extent that any Series A Preferred Units or Series B Preferred Units remain outstanding as of the commencement of the EFS Option Period, from the commencement of the EFS Option Period until the expiration thereof, the Crestwood Member may elect by written notice to the EFS Member to (A) cause the Company to redeem some or all of the then-outstanding Series A Preferred Units and Series B Preferred Units in exchange for the Company’s paying the EFS Member cash, (B) acquire some or all of the then-outstanding Series A Preferred Units and Series B Preferred Units by the issuance to the EFS Member or its designee as consideration a number of CMLP Units, valued at the CMLP Unit Price, in either case, as required to provide to the EFS Member an IRR equal to [***] on each Series A Preferred Unit and Series B Preferred Unit so redeemed or acquired, or (C) effect a combination of the actions described in clauses (A) and (B) above; provided, however, that no redemption or acquisition of fewer than all of the then-outstanding Series A Preferred Units and Series B Preferred Units may be effected pursuant to this Section 4.04(d)(iii) unless the aggregate value of the cash paid to the EFS Member or the CMLP Units issued to the EFS member in such redemption or acquisition pursuant to this Section 4.04(d)(iii) equals or exceeds $30,000,000; and provided further, that in connection with any election by the Crestwood Member to exercise its rights under this Section 4.04(d)(iii), (A) the number of CMLP Units shall not exceed the Maximum Redemption Units (it being acknowledged and agreed that the issuance of the Maximum Redemption Units, if applicable, shall redeem in full all of the then-outstanding Series A Preferred Units and Series B Preferred Units and no further cash or other consideration shall be required to be paid in connection therewith) and (B) the Crestwood Member shall comply with its obligations under the Registration Rights Agreement with respect to such CMLP Units so issued.

(e) Waterfall Adjustment Election. At any time during the Waterfall Election Period, the EFS Member may elect, in its sole discretion, upon written notice to the Crestwood Member (such notice, the “Waterfall Election Notice”), to cause the Company, effective as of the date set forth in the Waterfall Election Notice (the “Waterfall Adjustment Date”), to make certain changes set forth herein with respect to the manner in which distributions are to be made to the Members in respect of their respective holdings of Units (such election, a “Waterfall Election”); provided, however, that (i) the Waterfall Adjustment Date must occur during the Waterfall Election Period, and (ii) the Crestwood Member may exercise its rights to acquire or cause the redemption of the outstanding Series A Preferred Units and Series B Preferred Units in accordance with Section 4.04(c)(ii) at any time prior to the Waterfall Adjustment Date.

(f) Effect of Redemption or Purchase of Preferred Units. To the extent that any Series A Preferred Unit or Series B Preferred Unit is redeemed in full by the Company pursuant to this Agreement, at the time of such redemption, such Series A Preferred Unit or Series B Preferred Unit will be immediately cancelled and retired by the Company. Upon the acquisition of any Series A Preferred Unit or Series B Preferred Unit by the Crestwood Member pursuant to this Agreement, immediately following such acquisition, such Preferred Unit shall be automatically be converted into, and shall be treated in all respects as, one Common Unit. Further, and provided that as of such time, EFS has made aggregate Capital Contributions to the Company equal to the Maximum EFS Contribution Obligation, at such time as 100% of the Series A Preferred Units and Series B Preferred Units held by the EFS Member have been redeemed in full by the Company or acquired by the Crestwood Member in accordance with this Agreement, the EFS Member shall immediately cease to be both a Member and a party to this Agreement; provided, however, that the rights and obligations of the EFS Member under Sections 3.04, 3.05, 3.06, Article V, 6.03(e), 6.04(c), (d), (e) and (f), 6.05, 7.03, 7.04, 7.05, 8.01, 8.03 and 9.01 and Article XI (the “Surviving Provisions”) shall survive the EFS Member’s termination as a Member subject to any time limitations expressly set forth in any of the foregoing sections. In connection with any redemption or acquisition of less than all of the then-outstanding Series A Preferred Units or Series B Preferred Units pursuant to this Section 4.04, such redemption or acquisition shall be effected in a manner such that the earliest-issued, then-outstanding Series A Preferred Units or Series B Preferred Units, as applicable, are redeemed prior to the redemption of any later-issued Series A Preferred Units or Series B Preferred Units.

ARTICLE V

DISTRIBUTIONS AND ALLOCATIONS

5.01 Distributions.

(a) Quarterly Series A Preferred Distributions. Commencing with the Fiscal Quarter ending on September 30, 2013 and ending upon the earlier to occur of (i) the redemption of all of the Series A Preferred Units and (ii) the Waterfall Adjustment Date, the holders of the Series A Preferred Units shall be entitled to receive cumulative distributions (each, a “Series A Quarterly Distribution”), prior to any other distributions made in respect of any Common Units or other Interests other than any outstanding Deficiency Preferred Units, in the amount set forth in this Section 5.01(a) in respect of each Series A Preferred Unit outstanding as of the end of such Fiscal Quarter. All such distributions shall be paid within 30 days after the end of each such Fiscal Quarter (each such payment date, a “Series A Distribution Payment Date”) and, except as provided in the immediately following sentence, in cash in an amount equal to the Series A Coupon Amount; provided, however, that the Series A Coupon Amount shall be equal to zero for each Fiscal Quarter in respect of which there are Series C Preferred Units outstanding as of end of such Fiscal Quarter. For the Fiscal Quarter ending September 30, 2013, and for each Fiscal Quarter thereafter through and including the Fiscal Quarter ending December 31, 2014, the Series A Quarterly Distribution may, at the election of the Company, be paid through the issuance to the EFS Member of a number of Series A Preferred Units (a “Series A PIK Distribution”) equal to the quotient resulting from the division of (A) the Series A Coupon Amount, by (B) the Series A Unit Price.

(b) Distributions of Available Cash.

(i) At any time prior to the fifth anniversary of the Effective Date, the Managing Member may cause the Company to make a distribution of 100% of all Available Cash in respect of a particular Fiscal Quarter to the Crestwood Member in respect of the Common Units outstanding as of the end of such Fiscal Quarter, provided that immediately prior to making such distribution (A) the Company has distributed any Series A Quarterly Distribution required with respect to such Fiscal Quarter, (B) there are no Series A Quarterly Distributions required to have been distributed pursuant to Section 5.01(a) with respect to any concluded Fiscal Quarter that remain unpaid, (C) no Series B Preferred Units are outstanding and (D) the Managing Member and the Company have each provided the holders of the Series A Preferred Units with a written certificate in the form attached as Exhibit B specifying that as of such time, no Material Adverse Change has occurred, nor will any Material Adverse Change occur as a result of the Company’s making such distribution.

(ii) In addition to fulfilling the conditions set forth in Section 5.01(b)(i)(A), (B), (C) and (D), at any time after the fifth anniversary of the Effective Date but prior to the commencement of the EFS Option Period or the Waterfall Adjustment Date, the Managing Member may cause the Company to make a distribution of 100% of all Available Cash in respect of a particular Fiscal Quarter as follows:

[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(A) First, pro rata to the EFS Member and the Crestwood Member in accordance with their then-current respective aggregate capital account balances as of the making of such distribution, calculated in accordance with U.S. GAAP; provided that, for the purpose of this Section 5.01(b)(ii), (1) “Available Cash” shall include the aggregate amount of the Series A Quarterly Distribution required to be distributed in respect of the Series A Preferred Units with respect to such Fiscal Quarter and (2) the amount of Available Cash deemed to have been distributed to the EFS Member for purposes of this Section 5.01(b)(ii) shall include the amount of any such Series A Quarterly Distribution required to be distributed to the EFS Member with respect to such Fiscal Quarter; and

(B) Second, upon the receipt by the EFS Member pursuant to Section 5.01(b)(ii)(A) of an amount of distributions in respect of each outstanding Series A Preferred Unit equal to (1) the amount required to provide to the EFS Member an IRR equal to (x) in connection with any distribution effected prior to the seventh anniversary of the Effective Date, [***] on each such outstanding Series A Preferred Unit, or (y) in connection with any distribution effected on or following the seventh anniversary of the Effective Date, [***] on each such outstanding Series A Preferred Unit, less (2) the Series A Unit Price, then, 100% to the Crestwood Member in respect of the Common Units.

(iii) In addition to fulfilling the conditions set forth in Section 5.01(b)(i)(A), (B), (C) and (D), to the extent that the Crestwood Member has not made Crestwood Capital Contributions equal to at least $125,000,000 as of the fourth anniversary of the Effective Date, then the distribution of any Available Cash with respect to any Fiscal Quarter ending after the fourth anniversary of the Effective Date and prior to the commencement of the EFS Option Period or the Waterfall Adjustment Date, will, subject to the proviso at the end of this sentence, only be permitted to be made as follows:

(A) First, 100% to the Crestwood Member in respect of the Common Units in an aggregate amount not to exceed the PCD Cap; and

(B) Second, (1) 50% to the Crestwood Member in respect of the Common Units, and (2) 50% to the EFS Member to redeem Series A Preferred Units; provided that a Series A Preferred Unit will be redeemed pursuant to clause (2) upon the EFS Member’s receipt of cash in respect of such Series A Preferred Unit in the amount required to provide the EFS Member an IRR equal to (x) [***] with respect to such Series A Preferred Unit to the extent such redemption occurs prior to the seventh anniversary of the Effective Date and (y) [***] with respect to such Series A Preferred Unit to the extent such redemption occurs on or after the seventh anniversary of the Effective Date;

provided, however, that, following the fifth anniversary of the Effective Date, to the extent that the amount of cash distributable to the EFS Member in connection with a distribution of 100% of Available Cash for the applicable Fiscal Quarter in accordance with Section 5.01(b)(ii) would exceed the amount of cash distributable to the EFS Member in accordance with a distribution of 100% of Available Cash effected in accordance with clauses (A) and (B) of this Section 5.01(b)(iii), the distribution of 100% of Available Cash with respect to such Fiscal Quarter shall be effected in accordance with Section 5.01(b)(ii) instead of in accordance with clauses (A) and (B) of this Section 5.01(b)(iii).

(iv) To the extent that the EFS Member makes a Waterfall Election, commencing on the Waterfall Adjustment Date, the Managing Member may cause the Company to make a distribution of 100% of all Available Cash in respect of a particular Fiscal Quarter to the EFS Member and the Crestwood Member in accordance with the Adjusted Distribution Ratio.

(c) Special Proceeds. The Company shall use any Special Proceeds solely as follows: (x) first, to the extent that such Special Proceeds are not proceeds of a debt financing transaction undertaken by the Company or Jackalope LLC, to make (or be reserved for the making of) Required Jackalope Contributions or Required Non-Jackalope Contributions; and (y) second, (I) to the extent that the Managing Member reasonably determines that no Required Jackalope Contributions or Required Non-Jackalope Contributions will be required to be made at any time during the twelve months immediately following the Company’s receipt of such Special Proceeds, or (II) in the case that such Special Proceeds result from a debt financing transaction undertaken by the Company or Jackalope LLC, then the Managing Member shall (A) to the extent that such Special Proceeds are received by the Company on or following any Waterfall Adjustment Date, distribute such Special Proceeds in accordance with Section 5.01(b)(iv) or (B) to the extent such Special Proceeds are received by the Company prior to any Waterfall Adjustment Date, cause the Company to redeem Series A Preferred Units in cash as follows:

(i) at any time prior to the fourth anniversary of the Effective Date, pursuant to Section 4.04(c)(i) as if the Crestwood Member had elected to cause the Company to make such redemption solely for cash;

(ii) at any time on or after the fourth anniversary of the Effective Date but prior the commencement of the EFS Option Period, pursuant to Section 4.04(c)(ii)(A) as if the Crestwood Member had elected to cause the Company to make such redemption solely for cash; or

(iii) at any time after the commencement of the EFS Option Period, pursuant to Section 4.04(d)(iii)(A) as if the Crestwood Member had elected to cause the Company to make such redemption solely for cash.

(d) Distributions in Error. Any distributions pursuant to this Section 5.01 made in error or in violation of Section 18-607(a) of the Act, will, upon good faith demand by the Managing Member (or EFS, if such distribution in error was received by the Managing Member), be returned to the Company.

5.02 Allocations.

(a) In General. Except as provided in Section 5.02(b), for purposes of maintaining Capital Accounts, items of Company income, gain, loss, deduction and credit for each applicable accounting period (taking into account, for this purpose, any positive adjustments to the Book Values of Company assets in the same manner as if such adjustments were items of income or gain and any negative adjustments to the Book Values of Company assets in the same manner as if such adjustments were items of deduction or loss) shall be allocated among the Members in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of such period to equal the amount (which may be negative) determined for such Member by subtracting item (ii) from item (i) below:

(i) the amount that would be distributed to such Member (other than any amounts treated as a guaranteed payment under Section 707(c) of the Code) if: (A) all Company assets were sold for cash equal to their Book Values; (B) all Company obligations were satisfied in cash according to their terms (limited, with respect to each Nonrecourse Liability or Member Nonrecourse Debt, to the Book Values of the assets securing or subject to such liability); and (C) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 10.02(c) (ignoring, for this purpose, Section 10.02(c)(ii)(B)(1), and applying Section 10.02(c)(ii)(B)(2) as if it applied at any time prior to the commencement of the EFS Option Period); over

(ii) the sum of: (A) such Member’s share of the Company Minimum Gain determined pursuant to Treasury Regulations Section 1.704-2(g) computed immediately prior to the hypothetical sale described above, (B) such Member’s share of Member Minimum Gain determined pursuant to Treasury Regulations Section 1.704-2(i)(5), computed immediately prior to the hypothetical sale described above and (C) the amount, if any, that such Member is obligated to contribute to the capital of the Company computed after the hypothetical events described in Section 5.02(a)(i) above;

provided, however, notwithstanding anything to the contrary in this Section 5.02(a), the amount of items of Company deduction and loss allocated to any Member pursuant to this Section 5.02(a) shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have a deficit balance in its Adjusted Capital Account at the end of any Tax Year or other applicable accounting period. Items of deduction and loss in excess of such limitation shall be allocated to the Members who do not have deficit balances in their Adjusted Capital Accounts, pro rata, in proportion to the amounts that may be so allocated to them without causing them to have such deficit balances.

(b) Regulatory Allocations. Notwithstanding the foregoing provisions of Section 5.02(a), the following special allocations will be made in the following order of priority:

(i) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during an applicable accounting period, then each Member will be allocated items of Company income and gain for such period (and, if necessary, for subsequent periods) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 5.02(b)(i) is intended to comply with the minimum gain chargeback requirement of Treasury Regulations Section 1.704-2(f) and will be interpreted consistently therewith.

(ii) Member Minimum Gain Chargeback. If there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any applicable accounting period, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5) will be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in a manner consistent with the provisions of Treasury Regulations Section 1.704-2(g)(2) and (j)(2)(ii). This Section 5.02(b)(ii) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Treasury Regulations Section 1.704-2(i)(4) and will be interpreted consistently therewith.

(iii) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain will be allocated to such Member in an amount and manner sufficient to eliminate any resulting deficit balance in such Member’s Adjusted Capital Account as quickly as possible, provided that an allocation pursuant to this Section 5.02(b)(iii) shall be made if and only to the extent that such Member would have an Adjusted Capital Account deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.02(b)(iii) were not in this Agreement. It is intended that this Section 5.02(b)(iii) qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

(iv) Certain Additional Adjustments. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Interest, the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss will be specially allocated to the Members in accordance with their Interests in the Company in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(v) Nonrecourse Deductions. The Nonrecourse Deductions for each Tax Year will be allocated to holders of Common Units in proportion to the relative number of Common Units held.

(vi) Member Nonrecourse Deductions. Member Nonrecourse Deductions will be allocated to the Members that bear the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

(vii) Curative Allocations. The allocations contained in the foregoing provisions of this Section 5.02(b), and any allocations required following the proviso in Section 5.02(a), are intended to comply with certain requirements of the Treasury Regulations promulgated under Code Section 704. It is the intent of the Members and the Company that, to the extent possible, all such allocations shall be offset either with other such allocations or with special allocations of other items of income, gain, loss or deduction pursuant to this Section 5.02(b)(vii), so that after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if no such allocations had been made and all items were allocated pursuant to Section 5.02(a) (not including the allocations required following the proviso in Section 5.02(a)).

(viii) Noncompensatory Option. Items of income, gain, loss or deduction resulting from a restatement of the Book Values of Company assets pursuant to clause (b)(iii) of the definition of Book Value shall be allocated among the Members in the manner described in Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(2).

(c) Tax Allocations.

(i) Except as provided in Section 5.02(c)(ii) and (iii) hereof, to the maximum extent possible, for U.S. federal income tax purposes (and for purposes of any state or local income or franchise tax that follows the federal treatment), each item of Company income, gain, loss or deduction will be allocated among the Members in the same manner as the correlative item of income, gain, loss or deduction is allocated for purposes of maintaining Capital Accounts pursuant to this Article V.

(ii) Tax items with respect to any Company asset that has a Book Value that differs from its adjusted tax basis will be allocated among the Members for federal income tax purposes in a manner consistent with the Treasury Regulations promulgated under Code Sections 704(b) and 704(c) so as to take into account such difference as determined appropriate in the reasonable discretion of the Managing Member.

(iii) As provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(4), special allocations of taxable income, gain, deduction or loss shall be made among the Members in the manner determined appropriate by the Managing Member, with the consent of the EFS Member, to take into account any reallocations of Capital Account balances occurring as a result of a Waterfall Election pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3) and the definition of Capital Account hereunder.

(d) Other Provisions. The Members, their respective Affiliates and Permitted Transferees, and the Company, intend and agree to treat the Preferred Units as equity interests in the Company for U.S. federal income tax purposes, and the Company as a partnership, for U.S. federal income tax purposes, except as otherwise required by applicable law following a final “determination” under Code Section 1313 or as otherwise agreed by all of the Members (including, for the avoidance of doubt, the EFS Member to the extent such treatment is relevant to the treatment of the Company or any holder of a Preferred Unit for any Tax Year or portion thereof in which the EFS Member, any of its Affiliates or Permitted Transferees, is or was a Member). In the event that it is determined upon audit by the Internal Revenue Service that the Company, the Crestwood Member, or any of its Affiliates or Permitted Transferees, is required to treat the rights and obligations represented by the Preferred Units as indebtedness for U.S. federal income tax purposes, the Members, their respective Affiliates and Permitted Transferees, and the Company agree to revise the provisions of this Agreement and take such other action as may be reasonably requested by either Member to minimize the effect of such treatment on all of the Members.

(e) Compliance with Subchapter K. Notwithstanding anything to the contrary in this Agreement, in the discretion of the Managing Member, with the consent of the EFS Member, the Company may diverge from the allocations described herein as may be necessary or appropriate to comply with the provisions of subchapter K of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE VI

MANAGEMENT

6.01 Authority of the Managing Member. Except as otherwise provided in this Agreement (including as provided in Section 6.02 or by applicable law), the power and authority to manage, direct and control the Company will be vested in the Managing Member, and the Managing Member will have full, complete and exclusive authority to manage, direct and control the business, affairs and properties of the Company. The Company will not have any officers or employees.

6.02 Actions Requiring Unanimous Member Consent.

(a) Generally. Notwithstanding anything herein to the contrary, neither the Company nor any of its Subsidiaries will take, and neither the Managing Member nor any other Member will take any action so as to cause or permit the Company or any of its Subsidiaries to take, any of the following actions without the prior written consent of the EFS Member:

(i) the voting of the Jackalope LLC Interests held by the Company in connection with:

(A) except during any EFS Default Period, the sale of any material assets of Jackalope LLC or any of its Subsidiaries;

(B) except during any EFS Default Period, any merger or consolidation of Jackalope LLC or any of its Subsidiaries with or into any other Person;

(C) any change in the distribution policy of Jackalope LLC;

(D) except during any EFS Default Period, the entry by Jackalope LLC or its Subsidiaries into any line of business other than (1) the Business (for purposes of this clause (D), as defined in the Jackalope LLC Agreement as of the Effective Date) or any change to any fundamental characteristic of, or exit from, the Business, or (2) in addition to any Business under clause (1), any commercial proposal, prospect, solicitation, deal, transaction or opportunity relating to midstream infrastructure services (other than midstream infrastructure services that create material direct commodity price exposure) in connection with the production of crude oil or natural gas or natural gas liquids within Converse County, Wyoming;

(E) the issuance by Jackalope LLC of any equity securities senior to the Jackalope LLC Interest held by the Company as of Effective Date;

(F) the filing of a voluntary bankruptcy or similar proceeding by Jackalope LLC or any of its Subsidiaries or the election not to contest any bankruptcy or similar proceeding filed against Jackalope LLC or any of its Subsidiaries; or

(G) except during any EFS Default Period, the incurrence by Jackalope LLC of any indebtedness for borrowed money (including the guarantee of the obligations of any other Person) not outstanding as of the Effective Date;

(ii) except during any EFS Default Period, the exercise by the Company of any tag-along right under Section 4.3 of the Jackalope LLC Agreement;

(iii) the liquidation, dissolution, recapitalization or reorganization of the Company in any form of transaction;

(iv) the authorization or issuance of any equity security, convertible security, phantom equity instrument or similar right that would not be subordinated to the Preferred Units, or the amendment of the terms of any such security, instrument or right to the extent such amendment would cause such security, instrument or right not to be subordinated to the Preferred Units;

(v) the acquisition by the Company of any equity interest in any Entity other than Jackalope LLC;

(vi) the election of, or any change in, the manner in which either (A) the Company or any material transaction undertaken by the Company is treated for tax purposes or (B) any material item of income or expense of the Company is treated for tax purposes;

(vii) any change in the Company’s accountants to a firm that is not a Big Four Firm;

(viii) the merger or consolidation of the Company with or into any other Entity;

(ix) the Transfer of any equity interest in the Company (other than a Transfer permitted pursuant to Article III or a redemption or purchase of any Units effected in accordance with Article IV or Article V);

(x) the sale, lease, pledge or other disposition of any material assets of the Company, including the Jackalope LLC Interest;

(xi) except during any EFS Default Period, undertaking an MLP Transaction or an initial public offering of equity securities of the Company;

(xii) the entry by the Company into any line of business or activity other than (A) holding an equity interest in Jackalope LLC or (B) engaging in Agreed Midstream Services;

(xiii) the amendment or waiver of any provision of the Certificate;

(xiv) the filing of a voluntary bankruptcy or similar proceeding or the failure to contest any bankruptcy or similar proceeding filed against the Company;

(xv) the conversion of the Company from a limited liability company into any other form of Entity;

(xvi) the incurrence by the Company of any indebtedness for borrowed money (including the guarantee of the obligations of any other Person) or the encumbrance by the Company of any of its assets;

(xvii) the entry into, or termination or amendment of, any contract, agreement, transaction or other arrangement between the Company or any of its Subsidiaries and any Crestwood or any of its Affiliates;

(xviii) except during any EFS Default Period, the commencement or settlement of any tax contest, material dispute, arbitration, litigation, mediation or other proceeding; or

(xix) except during any EFS Default Period, the amendment of the budget for any Agreed Midstream Project or any material change in the scope of development or operation of any Agreed Midstream Project.

(b) Supplemental EFS Consent Rights. In addition to matters set forth in Section 6.02(a), during any period in which either (x) any Series B Preferred Units are outstanding or (y) any Series A Quarterly Distribution required to have been distributed in cash has not been paid in full in accordance with Section 5.01(a), neither the Company nor any of its Subsidiaries will take, and neither the Managing Member nor any other Member will take any action so as to cause or permit the Company or any of its Subsidiaries to take, any of the following actions without the prior written consent of the EFS Member:

(i) the voting of the Jackalope LLC Interests held by the Company in connection with any budget matters, capital expenditures or the incurrence of any indebtedness for borrowed money; or

(ii) the granting of consent to any amendment to, modification of or waiver of any provision of the Articles of Organization of Jackalope LLC, the Jackalope LLC Agreement or any Transaction Document (as defined in the Jackalope LLC Agreement).

6.03 Non-Jackalope Midstream Projects.

(a) The Crestwood Member may (but in no event shall be required to), from time to time, propose that the Company engage in a Non-Jackalope Midstream Project by delivering a written request (each, a “Project Request”) to the EFS Member. Each Project Request shall contain a reasonably detailed explanation of the proposed Non-Jackalope Midstream Project, including:

(i) a detailed monthly budget for such Non-Jackalope Midstream Project, including a good faith estimate of the costs and expenses of constructing, operating and maintaining such proposed Non-Jackalope Midstream Project and the revenues to be derived therefrom;

(ii) the proposed timetable for implementing such proposed Non-Jackalope Midstream Project (which shall include an estimated commencement date for such Non-Jackalope Midstream Project);

(iii) the proposed terms of any agreements with third parties that arise in connection with such proposed Non-Jackalope Midstream Project; and

(iv) the expected effect of such proposed Non-Jackalope Midstream Project on the Company and its existing business and assets.

(b) If, within 45 days following receipt of a Project Request, the EFS Member provides written notice to the Crestwood Member of its consent to the Company’s undertaking the applicable Non-Jackalope Midstream Project, then such Non-Jackalope Midstream Project shall be deemed an “Agreed Midstream Project” and the Company may pursue such Agreed Midstream Project in accordance with the terms set forth in the applicable Project Request.

(c) If the EFS Member (i) does not provide written notice to Crestwood of its consent to the Company’s undertaking a Non-Jackalope Midstream Project within 45 days following receipt of the applicable Project Request or (ii) provides written notice to the Crestwood Member that it does not consent to the Company’s undertaking the relevant Non-Jackalope Midstream Project prior to the expiration of such 45-day period, then neither the Company nor any of its Subsidiaries may pursue such Non-Jackalope Midstream Project.

(d) Notwithstanding anything else to the contrary in this Agreement, nothing herein shall require the Crestwood Member or the EFS Member (or any of their respective Affiliates) to bring any Non-Jackalope Midstream Project or other opportunity to the Company, and the Members (and their respective Affiliates) may engage or invest in, and devote their time to, any other business venture or activity of any nature and description, whether or not such activities are considered competitive with the Company or its business (the “Right to Compete”), and neither the Company nor any other Member will have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity (or to the income or proceeds derived therefrom), and the pursuit of such other venture or activity will not be deemed wrongful or improper. The Right to Compete of each Member (and its Affiliates) does not require notice to, approval from, or other sharing with, any of the other Members or the Company, and, notwithstanding anything herein to the contrary, including in Section 6.04, the legal doctrines of “corporate opportunity,” “business opportunity” and similar doctrines will not be applied to any such competitive venture or activity of a Member (and its Affiliates), including any Member serving as the Managing Member, and are hereby disclaimed by the Company and the Members.

(e) The EFS Member agrees that any information furnished to the EFS Member or its advisors in a Project Request or by or on behalf of the Crestwood Member in connection with the EFS Member’s evaluation of any Non-Jackalope Midstream Project (such information, “Evaluation Material”) shall be used by the EFS Member and its Affiliates, on or before the second anniversary of the date such Evaluation Material is furnished to the EFS Member, solely for the purpose of evaluating the Company’s undertaking the Non-Jackalope Midstream Project and implementing any Non-Jackalope Midstream Project that becomes an Agreed Midstream Project; provided, however, that Evaluation Material shall not include any information to the extent that such information (i) was or becomes generally available to the public other than as a result of a disclosure by the EFS Member, (ii) was or becomes available to the EFS Member from a source other than the Crestwood Member or its Affiliates, advisors or other representatives or (iii) was independently developed by the EFS Member or its Affiliates without reference to or otherwise using the Evaluation Material.

6.04 Indemnification; Limitation of Liability.

(a) Subject to Section 6.04(b), (i) a Member, in its capacity as such, shall have no fiduciary or other duty to the Company, any other Member or any other Person that is a party to or is otherwise bound by this Agreement other than the implied contractual covenant of good faith and fair dealing and (ii) such Member shall not be liable in damages to the Company, any other Member or any other Person that is a party to or is otherwise bound by this Agreement by reason of, or arising from or relating to the operations, business or affairs of, or any action taken or failure to act on behalf of, the Company, except to the extent that it is determined by a final, non-appealable order of a court of competent jurisdiction that any of the foregoing was caused by (x) a breach or violation of the implied contractual covenant of good faith and fair dealing or the duties imposed by Section 6.04(b), (y) actual fraud or willful misconduct, or, (z) with respect to any criminal action or proceeding, conduct of a Member that such Member had reasonable cause to believe was unlawful.

(b) Except with respect to the Managing Member’s Right to Compete and the fiduciary duties related thereto, which such duties are hereby expressly disclaimed, the Managing Member shall have fiduciary duties of loyalty and care to the Company similar to that of directors and officers of for-profit corporations organized under the General Corporation Law of the State of Delaware.

(c) To the maximum extent permitted by applicable law, but subject to the provisions of this Section 6.04, the Members and the Managing Member (each an “Indemnitee”), each as provided below, will not be liable for, and will be indemnified and held harmless by the Company against, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses, including attorneys’ fees, court costs, and costs of investigation, actually and reasonably incurred by any such Indemnitee (collectively, “Indemnified Losses”) arising from any civil, criminal or administrative proceedings in which such Indemnitee may be involved, as a party or otherwise, by reason of its being a Member or the Managing Member, whether or not it continues to be such at the time any such Indemnified Loss is paid or incurred, except to the extent that any of the foregoing is determined by a final, non-appealable order of a court of competent jurisdiction to (i) with respect to the Managing Member, have been caused by any breach of the duties imposed by Section 6.04(b), (ii) with respect to all Indemnities, have been caused by a willful breach of the terms of this Agreement or the actual fraud, gross negligence, willful misconduct or bad faith of such persons, or (iii) with respect to criminal matters, have occurred in connection with activity that an Indemnitee had reason to believe was unlawful. IT IS THE EXPRESS INTENT OF THE COMPANY THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY LOSS THAT HAS RESULTED FROM OR IS ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF THE INDEMNITEE.

(d) To the maximum extent permitted by applicable law, expenses incurred by an Indemnitee in defending any proceeding (except a proceeding by or in the right of the Company or brought by any of the Members against such Indemnitee), will be paid by the Company in advance of the final disposition of the proceeding, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay such amount if such Indemnitee is determined pursuant to this Section 6.04 or adjudicated to be ineligible for indemnification, which undertaking will be an unlimited general obligation of the Indemnitee but need not be secured unless so determined by the Managing Member.

(e) Any indemnification pursuant to this Section 6.04 will be made only out of the assets of the Company and will in no event cause any Member to incur any personal liability nor shall it result in any liability of the Members to any third party.

(f) The rights of indemnification provided in this Section 6.04 are in addition to any rights to which an Indemnitee may otherwise be entitled by contract (including advancement of expenses) or as a matter of law.

6.05 No Recourse Against Nonparty Affiliates. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statue) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are those solely of) the entities that are expressly identified as parties in the preamble to this Agreement or their Permitted Transferees (“Contracting Parties”). No Person who is not a Contracting Party, including any director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney, or representative of, and any financial advisor or lender to any, of the foregoing (“Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statue) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

ARTICLE VII

RIGHTS OF MEMBERS; CONFIDENTIALITY

7.01 Access to Information.

(a) Generally. In addition to the other rights specifically set forth in this Agreement, the Members and Permitted Transferees will have access to all information to which a Member is entitled to have access pursuant to the Act. The Company shall permit the EFS Member (so long as the EFS Member is a Member) to send representatives to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies of and take extracts from such books and records), and to discuss all aspects of the Company’s business, affairs, finances, and accounts with the Company’s officers and its independent public accountants, all at such reasonable times during the Company’s usual business hours and as often as the EFS Member may reasonably request and to consult with and advise management of the Company, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Company. Transferees of Units other than Permitted Transferees shall have no rights or access to any books of account or other records of the Company.

(b) Jackalope LLC Matters. Upon receipt by the Managing Member, the Managing Member will promptly forward to the EFS Member all information, reports and other materials furnished to the Managing Member, or otherwise to the Company in its capacity as a member of Jackalope LLC, pursuant to Section 2.17 of the Jackalope LLC Agreement. In addition, following any failure of the Company to pay any Series A Quarterly Distribution when required to be distributed or the occurrence of a Deficiency Event, EFS shall be entitled to make inquiries into the operations of Jackalope LLC, including with respect to the books and records required to be kept by Jackalope LLC pursuant to Section 2.9 of the Jackalope LLC Agreement, and the Managing Member on behalf of the Company will make such inquiries and will promptly provide EFS with all information obtained with respect to such inquiries.

7.02 Financial Reports. The Company shall furnish the following to the EFS Member:

(a) as soon as available, but not later than thirty (30) Business Days after the end of each calendar month financial statements of the Company, including monthly and year-to-date balance sheets, income statements, cash flow statements, statements of members’ equity and a general ledger prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis;

(b) as soon as available, but not later than one hundred eighty (180) calendar days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2013), a consolidated balance sheet of Company and its consolidated Subsidiaries as of December 31 of each Fiscal Year and the related consolidated statements of income, changes in members’ equity and cash flows of Company and its consolidated Subsidiaries for the Fiscal Year then ended, such annual financial reports to include notes and to be in reasonable detail, all prepared in accordance with U.S. GAAP;

(c) solely to the extent available, any audited financial statements of Jackalope LLC;

(d) promptly (but in no event later than two days) after the occurrence of any event that has, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, condition, assets, liabilities, employees, prospects, financial condition or capitalization of the Company, notice of such event together with a summary describing the nature of the event and its impact on the Company;

(e) within 15 days of the formation of any subsidiary company or joint venture in which the Company has Control, the Company shall provide the EFS Member notice of such formation or acquisition and an updated organizational diagram; provided, however, that the Company’s undertaking any such activity shall still be subject to Section 6.02; and

(f) any other information that the EFS Member may reasonably request.

7.03 Audits. So long as EFS or an Affiliate of EFS is a Member and for 18 months thereafter, EFS shall have the right to conduct, or cause to be conducted, audits of the books and records of the Company. The expenses of such audits shall be borne by EFS. No other Member in its capacity as a Member will have the right to conduct, or cause to be conducted, an audit of the books and records of the Company.

7.04 Confidentiality. No Member will divulge to any Person any confidential information, paper or document relating to the assets, liabilities, operations, business affairs or any other such information about the Company or any of its Subsidiaries that is not already publicly available or that has not been publicly disclosed pursuant to authorization by the Members, except (a) as required by law or under the terms of a subpoena or order issued by a court of competent jurisdiction or by any applicable governmental body, (b) as required pursuant to an order of a court of competent jurisdiction or (c) to an Entity under 100% common Control with such Member (a “Permitted Affiliate”), provided that, any Member disclosing any such information to a Permitted Affiliate will (i) inform such Permitted Affiliate of the obligations of this Section 7.04 and (ii) be responsible for any breach of this Section 7.04 by any such Permitted Affiliate. The right to maintain the confidentiality of the affairs of the Company in connection with the Company’s business may be enforced by the Company by way of an injunction issued out of any court of competent jurisdiction, and such right will not restrict or take the place of the Company’s rights to money damages, actual and exemplary, for a violation of the provisions of this Section 7.04. Notwithstanding anything to the contrary in this Section 7.04, a Member may disclose information about the Company or any of its Subsidiaries to potential Transferees of Units; provided, however, such potential Transferee must execute a confidentiality agreement in customary form prior to such disclosure which (A) requires the recipient to keep the information confidential and (B) prohibits the recipient from using the information for any purpose other than evaluating the potential Transfer. The confidentiality obligations of the Members will survive any termination of the membership of any Member in the Company. Notwithstanding the foregoing or anything else herein to the contrary, the Members (and each affiliate and Person acting on behalf of any Member) agree that each Member (and each employee, representative and other agent of such Member) may disclose to any and all Persons, without limitation of any kind, the transaction’s tax treatment and tax structure (as such terms are used in Sections 6011 and 6112 of the Code and the Treasury Regulations promulgated thereunder) contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) provided to such Member or such Person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws.

7.05 Press Releases. Neither the Company nor any Member or affiliate of any Member shall issue, or authorize to be issued, any press release, interview, article or other media release (including an internet posting, web blog or other electronic publication) that makes reference to this Agreement or the transactions contemplated herein, without the prior unanimous written consent of the Members.

ARTICLE VIII

TAXES

8.01 Tax Returns. The Managing Member will cause to be prepared and filed all necessary federal, state and local tax returns for the Company, and the Managing Member will select an appropriate accounting firm to prepare such tax returns. The Company shall furnish to each Member an estimated IRS Form 1065, Schedule K-1 with respect to such Member no later than February 15th following each Tax Year and a final Schedule K-1 with respect to such Member no later than April 15th following each Tax Year. Upon the request of EFS, the Company will furnish to EFS copies of any and all returns that are actually filed, promptly after their filing.

8.02 Tax Elections.

(a) Elections by the Company. Subject to Sections 6.02(a)(vi) and 8.02(b), the Crestwood Member will determine the elections to be made by the Company for tax purposes.

(b) Entity Classification Election. Neither the Company nor any Member may make an election for the Company to be treated as an association taxable as a corporation for U.S. federal income tax purposes, and no provision of this Agreement will be construed to sanction or approve such an election.

8.03 Tax Audits. In the event of an audit or inquiry by any taxing authority of tax matters relating to the Company, the Crestwood Member shall represent the Company as the tax matters partner within the meaning of Section 6231(a)(7) of the Code, in the event it is determined that the partnership audit procedures set forth in subtitle A, chapter 63C of the Code are applicable, or in a similar capacity under other applicable law; provided that, in all events, the Crestwood Member shall consult with the EFS Member on a regular basis regarding any such audit or inquiry, EFS shall be entitled to attend any meetings or conferences with the Internal Revenue Service (with counsel of its own choosing) relating to the Company or the U.S. federal income tax treatment of any items relating to the Company, and all filings, responses and other correspondence with the Internal Revenue Service on behalf of the Company or relating to the U.S. federal income tax treatment of any items relating to the Company shall be jointly approved by EFS and the Crestwood Member. Expenses incurred by the Crestwood Member or EFS with respect to the matters described in this Section 8.03 shall be borne by the Company.

ARTICLE IX

BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

9.01 Maintenance of Books and Records. The books of account for the Company and other records of the Company will be located at the principal office of the Company or such other place as Managing Member may deem appropriate, and will be maintained on an accrual basis in accordance with the terms of this Agreement, except that the Capital Accounts of the Members will be maintained in accordance with the definition of “Capital Account” in this Agreement.

9.02 Reports. The Company will cause to be prepared or delivered such reports as the Managing Member may require and as are required to be prepared and delivered to the EFS Member pursuant to Section 7.02. The Company will bear the costs of such reports.

9.03 Bank Accounts. The Managing Member will cause the Company to establish and maintain one or more separate bank or investment accounts for Company funds in the Company name with such financial institutions and firms as the Managing Member may select and with such signatories thereon as the Managing Member may designate.

ARTICLE X

DISSOLUTION, LIQUIDATION AND TERMINATION

10.01 Dissolution. The Company will dissolve and its affairs will be wound up upon the first to occur of any of the following:

(a) the unanimous vote of the EFS Member and the Crestwood Member;

(b) the twentieth anniversary of the Effective Date; or

(c) the occurrence of any other event causing dissolution of the Company under the Act;

provided, however, that (i) upon dissolution pursuant to clause (c) of this Section 10.01, any or all of the remaining Members may elect to continue the business of the Company within 90 days of the occurrence of the event causing such dissolution and (ii) upon dissolution pursuant to clause (b) of this Section 10.01, the remaining Members may unanimously elect to continue the business of the Company within 90 days of the twentieth anniversary of the Effective Date. The death, resignation, withdrawal, bankruptcy, insolvency or expulsion of any Member will not dissolve the Company.

10.02 Liquidation and Termination. On dissolution of the Company, the EFS Member, or, during any EFS Default Period, the Managing Member, may appoint one or more Persons as liquidator(s), which Person or Persons shall be reasonably approved by the Crestwood Member. The liquidator will proceed diligently to wind up the affairs of the Company and make final distributions as provided herein. The costs of liquidation will be borne as a Company expense. Until final distribution, the liquidator will continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidator will cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidator will pay from Company funds all of the debts and liabilities of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision therefor (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c) the Company will dispose of all remaining assets as follows:

(i) the liquidator may sell any or all Company property, and any resulting gain or loss from each sale will be computed and allocated to the Members pursuant to Section 5.02; and then pursuant to either clause (ii) or (iii) below, as the case may be:

[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) thereafter, but only if prior to the Waterfall Adjustment Date, if any, Company property will be distributed among the Members in accordance with the following:

(A) First, 100% to the EFS Member and the Crestwood Member, pro rata in accordance with their respective holdings of Deficiency Preferred Units, until (x) the EFS Member has received an amount so as to result in an IRR to the EFS Member of [***] on the aggregate Deficiency Contributions made by the EFS Member in respect of such Series B Preferred Units and (y) the Crestwood Member has received an amount so as to result in an IRR to the Crestwood Member of [***] on the aggregate Default Contributions made by the Crestwood Member in respect of such Series C Preferred Units;

(B) Second, 100% to the EFS Member in redemption of the outstanding Series A Preferred Units as follows:

(1) at any time prior to the fourth anniversary of the Effective Date, pursuant to Section 4.04(c)(i) in an amount determined as if the Crestwood Member had elected to cause the Company to make such redemption solely for cash;

(2) at any time on or after the fourth anniversary of the Effective Date but prior to the commencement of the EFS Option Period, pursuant to Section 4.04(c)(ii)(A) in an amount determined as if the Crestwood Member had elected to cause the Company to make such redemption solely for cash; or

(3) at any time after the commencement of the EFS Option Period, pursuant to Section 4.04(d)(iii)(A) in an amount determined as if the Crestwood Member had elected to cause the Company to make such redemption solely for cash;

(C) The remainder, if any, 100% to the Crestwood Member in respect of the Common Units; or

(iii) thereafter, but only if on or after the Waterfall Adjustment Date, if any, Company property will be distributed to the EFS Member and the Crestwood Member in accordance with the Adjusted Distribution Ratio.

(d) All distributions in kind to the Members will be made subject to the liability of each distributee for its allocable share of costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities will be allocated to the distributee pursuant to this Section 10.02.

10.03 Cancellation of Filing. On completion of the distribution of Company assets as provided herein, the Company will be terminated, and the Managing Member (or such other Person or Persons as may be required) will cause the cancellation of any other filings previously made on behalf of the Company and will take such other actions as may be necessary to terminate the Company.

ARTICLE XI

GENERAL PROVISIONS

11.01 Notices. All notices, requests or consents provided for or permitted to be given under this Agreement will be in writing (except as otherwise provided in Section 11.12) and will be given (a) by depositing such writing in the United States mail, addressed to the recipient, postage paid and certified with return receipt requested, (b) by depositing such writing with a reputable overnight courier for next day delivery, (c) by delivering such writing to the recipient in person, by courier, (d) by facsimile transmission or (e) email transmission. A notice, request or consent given under this Agreement will be effective on receipt by the Person to receive it. All notices, requests and consents to be sent to a Member will be sent to or made at the addresses given for that Member on the list attached hereto as Exhibit A or such other address as that Member may specify by notice to the other Members. Any notice, request or consent to the Company also will be given to the Crestwood Member and the EFS Member.

11.02 Entire Agreement; Supersedure. This Agreement, together with its Exhibits, constitutes the entire agreement of the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their respective successors, personal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement; provided, however, that Nonparty Affiliates are intended to be third-party beneficiaries with rights to enforce the provisions of Section 6.05 as though a party to this Agreement.

11.03 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company will not constitute a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to determine any Person to be in default with respect to the Company, irrespective of how long such failure continues, will not constitute a waiver by that Person of its rights with respect to that default until the applicable limitations period has expired.

11.04 Amendment or Modification. Except for any amendments to Exhibit A made solely to reflect issuances of additional Units or admission of Members in accordance with this Agreement, which amendments may be made by the Managing Member, this Agreement may be amended or modified from time to time only by a written instrument executed by each of the Crestwood Member and the EFS Member; provided, however, that following the termination of the EFS Member as a Member in accordance with this Agreement, the EFS Member’s consent shall only be required to amend or modify the Surviving Provisions or to otherwise amend or modify the Agreement in a manner that would negatively affect the EFS Member’s rights under the Surviving Provisions.

11.05 Survivability of Terms. The terms and provisions of the obligations or agreements of the Members under Sections 3.04, 3.05, 3.06, 6.04, 6.05, 7.03, 7.04, 7.05, 8.03 and 9.01 and Article XI herein shall survive any termination of this Agreement and will be construed as agreements independent of any other provisions of this Agreement.

11.06 Binding Effect. Subject to the restrictions on Transfer set forth in this Agreement, this Agreement will be binding on and inure to the benefit of the Members and their respective legal representatives, trustees, successors, and assigns.

11.07 Governing Law; Severability. This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether under the laws of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby, and such provision will be enforced to the greatest extent permitted by law.

11.08 Consent to Jurisdiction; Waiver of Jury Trial. THE COMPANY AND THE PARTIES HERETO VOLUNTARILY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN HARRIS COUNTY, TEXAS, OVER ANY DISPUTE BETWEEN OR AMONG THE PARTIES OR THE COMPANY AND THE PARTIES ARISING OUT OF THIS AGREEMENT, AND THE COMPANY AND EACH PARTY IRREVOCABLY AGREES THAT ALL SUCH CLAIMS IN RESPECT OF SUCH DISPUTE SHALL BE HEARD AND DETERMINED IN SUCH COURTS. THE COMPANY AND THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH DISPUTE ARISING OUT OF THIS AGREEMENT BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. THE COMPANY AND EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY DISPUTE OR OTHER PROCEEDING RELATED THERETO BROUGHT IN CONNECTION WITH THIS AGREEMENT.

11.09 Further Assurances. In connection with this Agreement and the transactions contemplated thereby, each Member will execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

11.10 Title to Company Property. All assets shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property.

11.11 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts will be construed together and constitute the same instrument.

11.12 Electronic Transmissions. Each of the parties hereto agrees that (a) any signed consent or signed document transmitted by electronic transmission shall be treated in all manner and respects as an original written document, (b) any such consent or document shall be considered to have the same binding and legal effect as an original document and (c) at the request of any party hereto, any such consent or document shall be re-delivered or re-executed, as appropriate, by the relevant party or parties in its original form. Each of the parties further agrees that they will not raise the transmission of a consent or document by electronic transmission as a defense in any proceeding or action in which the validity of such consent or document is at issue and hereby forever waives such defense. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Members have executed this Agreement effective as of the Effective Date.

CRESTWOOD:

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Gas Services GP LLC, its general partner

By:	/s/ Kelly Jameson
Name:	Kelly Jameson
Title:	Senior Vice President and General Counsel

EFS:

AIRCRAFT SERVICES CORPORATION

By:	/s/ Tyson Yates
Name:	Tyson Yates
Title:	Vice President

(Amended and Restated Limited Company Agreement of Crestwood Niobrara LLC)

Exhibit A

Members, Classes, Capital Contributions and Units

Member	Initial Capital Contribution	Additional Capital Contributions	Common Units	Series A Preferred Units	Capital Account Balance
Aircraft Services Corporation Notices to: 800 Long Ridge Road Stamford, CT 06927 Attn: General Counsel - and – 800 Long Ridge Road Stamford, CT 06927 Attn: Seth Barlam – Portfolio Manager Email: seth.barlam@ge.com	$80,657,872	- 0 -	- 0 -	80,657,872	$80,657,872
Crestwood Midstream Partners LP Notices to: 700 Louisiana Street Suite 2060 Houston, TX 77002 Attn: General Counsel Facsimile: (832) 519-2250	$26,885,957	- 0 -	26,885,957	- 0 -	$26,885,957

Exhibit B

FORM OF

PRE-DISTRIBUTION CERTIFICATION

This certificate is being executed and delivered pursuant to Section 5.01(b)(i)(C) of that certain Amended and Restated Limited Liability Company Agreement of Crestwood Niobrara LLC (the “Company”), dated as of July 19, 2013, as amended from time to time in accordance with the terms thereof (the “LLC Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the LLC Agreement.

WHEREAS, the Managing Member intends to cause the Company on the date hereof to make a distribution of Available Cash in respect of the Fiscal Quarter ended [•], 20[•] pursuant to Section 5.01(b) of the LLC Agreement (the “Distribution”).

NOW, THEREFORE, the undersigned, on behalf of the Company and the Managing Member, hereby certify that as of the date hereof, no Material Adverse Change has occurred, nor will any Material Adverse Change occur as a result of the Company’s making the Distribution.

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IN WITNESS WHEREOF, the undersigned have executed this certificate as of [•], 20[•].

THE COMPANY:

CRESTWOOD NIOBRARA LLC

By:	Crestwood Midstream Partners LP, its Managing Member

By:	Crestwood Gas Services GP LLC, its general partner

By:
Name:
Title:

THE MANAGING MEMBER:

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Gas Services GP LLC, its general partner

By:
Name:
Title:

Pre-Distribution Certification

[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C

Sample Calculation of IRR

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